                                                                    EXHIBIT 10.7




                                INDUSTRIAL LEASE
                        (SINGLE TENANT; NET; STAND-ALONE)


                                     BETWEEN


                               THE IRVINE COMPANY


                                       AND


                             MEADE INSTRUMENTS CORP.

                            INDEX TO INDUSTRIAL LEASE
                        (Single Tenant; Net; Stand-Alone)

ARTICLE I.        BASIC LEASE PROVISIONS....................................   1

ARTICLE II.       PREMISES..................................................   2
         SECTION 2.1.      LEASED PREMISES..................................   2
         SECTION 2.2.      ACCEPTANCE OF PREMISES...........................   2
         SECTION 2.3.      BUILDING NAME AND ADDRESS........................   3

ARTICLE III.      TERM......................................................   3
         SECTION 3.1.      GENERAL..........................................   3
         SECTION 3.2.      DELAY IN POSSESSION..............................   4

ARTICLE IV.       RENT AND OPERATING EXPENSES...............................   4
         SECTION 4.1.      BASIC RENT.......................................   4
         SECTION 4.2.      OPERATING EXPENSES...............................   5
         SECTION 4.3.      SECURITY DEPOSIT.................................   6

ARTICLE V.        USES......................................................   7
         SECTION 5.1.      USE..............................................   7
         SECTION 5.2.      SIGNS............................................   7
         SECTION 5.3.      HAZARDOUS MATERIALS..............................   7

ARTICLE VI.       SERVICES..................................................  10
         SECTION 6.1.      UTILITIES AND SERVICES...........................  10
         SECTION 6.2.      PARKING..........................................  10

ARTICLE VII.      MAINTAINING THE PREMISES..................................  10
         SECTION 7.1.      TENANT'S MAINTENANCE AND REPAIR..................  10
         SECTION 7.2.      LANDLORD'S MAINTENANCE AND REPAIR................  11
         SECTION 7.3.      ALTERATIONS......................................  11
         SECTION 7.4.      MECHANIC'S LIENS.................................  12
         SECTION 7.5.      ENTRY AND INSPECTION.............................  12

ARTICLE VIII.     TAXES AND ASSESSMENTS ON TENANT'S PROPERTY................  12

ARTICLE IX.       ASSIGNMENT AND SUBLETTING.................................  13
         SECTION 9.1.      RIGHTS OF PARTIES................................  13
         SECTION 9.2.      EFFECT OF TRANSFER...............................  14
         SECTION 9.3.      SUBLEASE REQUIREMENTS............................  14
         SECTION 9.4.      CERTAIN TRANSFERS................................  15

ARTICLE X.        INSURANCE AND INDEMNITY...................................  15
         SECTION 10.1.     TENANT'S INSURANCE...............................  15
         SECTION 10.2.     LANDLORD'S INSURANCE.............................  15
         SECTION 10.3.     TENANT'S INDEMNITY...............................  16
         SECTION 10.4.     LANDLORD'S NONLIABILITY..........................  16
         SECTION 10.5.     WAIVER OF SUBROGATION............................  16

ARTICLE XI.       DAMAGE OR DESTRUCTION.....................................  17
         SECTION 11.1.     RESTORATION......................................  17
         SECTION 11.2.     LEASE GOVERNS....................................  18

ARTICLE XII.      EMINENT DOMAIN............................................  18

         SECTION 12.1.     TOTAL OR PARTIAL TAKING..........................  18
         SECTION 12.2.     TEMPORARY TAKING.................................  18
         SECTION 12.3.     TAKING OF PARKING AREA...........................  18

ARTICLE XIII.     SUBORDINATION; ESTOPPEL CERTIFICATE; FINANCIALS...........  18
         SECTION 13.1.     SUBORDINATION....................................  18
         SECTION 13.2.     ESTOPPEL CERTIFICATE.............................  19
         SECTION 13.3  FINANCIALS...........................................  19

ARTICLE XIV.      DEFAULTS AND REMEDIES.....................................  19
         SECTION 14.1.     TENANT'S DEFAULTS................................  19
         SECTION 14.2.     LANDLORD'S REMEDIES..............................  20
         SECTION 14.3.     LATE PAYMENTS....................................  21
         SECTION 14.4.     RIGHT OF LANDLORD TO PERFORM.....................  22
         SECTION 14.5.     DEFAULT BY LANDLORD..............................  22
         SECTION 14.6.     EXPENSES AND LEGAL FEES..........................  22
         SECTION 14.7.     WAIVER OF JURY TRIAL.............................  23
         SECTION 14.8.     SATISFACTION OF JUDGMENT.........................  23
         SECTION 14.9.     LIMITATION OF ACTIONS AGAINST LANDLORD...........  23

ARTICLE XV.       END OF TERM...............................................  23
         SECTION 15.1.     HOLDING OVER.....................................  23
         SECTION 15.2.     MERGER ON TERMINATION............................  23
         SECTION 15.3.     SURRENDER OF PREMISES; REMOVAL OF PROPERTY.......  23

ARTICLE XVI.      PAYMENTS AND NOTICES......................................  24

ARTICLE XVII.     RULES AND REGULATIONS.....................................  24

ARTICLE XVIII.    BROKER'S COMMISSION.......................................  24

ARTICLE XIX.      TRANSFER OF LANDLORD'S INTEREST...........................  25

ARTICLE XX.       INTERPRETATION............................................ .25
         SECTION 20.1.     GENDER AND NUMBER................................  25
         SECTION 20.2.     HEADINGS.........................................  25
         SECTION 20.3.     JOINT AND SEVERAL LIABILITY......................  25
         SECTION 20.4.     SUCCESSORS.......................................  25
         SECTION 20.5.     TIME OF ESSENCE..................................  25
         SECTION 20.6.     CONTROLLING LAW..................................  25
         SECTION 20.7.     SEVERABILITY.....................................  25
         SECTION 20.8.     WAIVER AND CUMULATIVE REMEDIES...................  26
         SECTION 20.9.     INABILITY TO PERFORM.............................  26
         SECTION 20.10.    ENTIRE AGREEMENT.................................  26
         SECTION 20.11.    QUIET ENJOYMENT..................................  26
         SECTION 20.12.    SURVIVAL.........................................  26

ARTICLE XXI.      EXECUTION AND RECORDING...................................  26
         SECTION 21.1.     COUNTERPARTS.....................................  26
         SECTION 21.2.     CORPORATE AND PARTNERSHIP AUTHORITY..............  26
         SECTION 21.3.     EXECUTION OF LEASE; NO OPTION OR OFFER...........  26
         SECTION 21.4.     RECORDING........................................  27
         SECTION 21.5.     AMENDMENTS.......................................  27
         SECTION 21.6.     EXECUTED COPY....................................  27
         SECTION 21.7.     ATTACHMENTS......................................  27

ARTICLE XXII.     MISCELLANEOUS.............................................  27
         SECTION 22.1.     NONDISCLOSURE OF LEASE TERMS.....................  27
         SECTION 22.2.     GUARANTY.........................................  27
         SECTION 22.3.     CHANGES REQUESTED BY LENDER......................  27
         SECTION 22.4.     MORTGAGEE PROTECTION.............................  27
         SECTION 22.5.     COVENANTS AND CONDITIONS.........................  27
         SECTION 22.6.     SECURITY MEASURES................................  28
         SECTION 22.7.     OFF-SITE OBLIGATIONS.............................  28

                                INDUSTRIAL LEASE
                        (SINGLE TENANT; NET; STAND-ALONE)


         THIS LEASE is made as of the 20th day of December, 1996, by and between The Irvine Company, a Michigan corporation, hereafter called "Landlord," and Meade Instruments Corp., a California corporation hereinafter called "Tenant."


                        ARTICLE I. BASIC LEASE PROVISIONS

         Each reference in this Lease to the "Basic Lease Provisions" shall mean and refer to the following collective terms, the application of which shall be governed by the provisions in the remaining Articles of this Lease.

1.       Premises:  The Premises are more particularly described in Section 2.1.

2.       Address of Building:  To be determined.

3. Use of Premises: General office and manufacturing, warehouse and distribution of telescopes, microscopes, binoculars and related optical products.

4.       Estimated Commencement Date:  October 1, 1997

5. Lease Term: One Hundred Twenty (120) months, plus such additional days as may be required to cause this Lease to terminate on the final day of the calendar month.

6. Basic Rent: Seventy-Five Thousand One Hundred Thirty-Two Dollars ($75,132.00) per month, based on $.465 per rentable square foot.

         Basic Rent is subject to adjustment as follows:

         Commencing on the first day of the thirty-first (31st) month of the Lease Term, the Basic Rent shall be Eighty-One Thousand Nine Hundred Nineteen Dollars ($81,919.00) per month, based on $.507 per rentable square foot.

         Commencing on the first day of the sixty-first (61st) month of the Lease Term, the Basic Rent shall be Eighty-Nine Thousand One Hundred Eighty-Nine Dollars ($89,189.00) per month, based on $.552 per rentable square foot.

         Commencing on the first day of the ninety-first (91st) month of the Lease Term, the Basic Rent shall be Ninety-Seven Thousand Two Hundred Sixty-Eight Dollars ($97,268.00) per month, based on $.602 per rentable square foot.

7.       Guarantor(s):  N/A

8.       Floor Area of Premises:  approximately 161,575 rentable square feet

9.       Security Deposit: $107,000.00

10.      Broker(s):  CB Commercial

11.      Additional Insureds:  Insignia Commercial Group, Inc.

12.      Address for Payments and Notices:

                  LANDLORD                                TENANT

                                                  Prior to Commencement Date:

         INSIGNIA COMMERCIAL GROUP, INC.          MEADE INSTRUMENTS CORP.
         One Technology Drive, Suite F-207        16542 Millikan Avenue
         Irvine, CA 92718                         Irvine, CA  92714

                                                  After the Commencement Date:

                                                  At the Premises

         with a copy of notices to:

         IRVINE INDUSTRIAL COMPANY
         P.O. Box 6370
         Newport Beach, CA  92658-6370
         Attn:  Vice President, Industrial Operations

13.      Tenant's Liability Insurance Requirement:  $1,000,000.00

14.      Vehicle Parking Spaces:  Three Hundred Fifteen (315)


Exhibits:

         A     Description of Premises         E     Rules and Regulations
         A-1   Description of the Site         X     Work Letter
         B     Environmental Questionnaire     X-1   Outline Specification
         C     Landlord's Disclosures          X-2   Oak Canyon Streetscape Plan
         D     Insurance Requirements          5.3   Chemical Inventory List


                              ARTICLE II. PREMISES


         SECTION 2.1. LEASED PREMISES. Landlord leases to Tenant and Tenant leases from Landlord the premises shown in Exhibit A (the "Premises"), including the building identified in Item 2 of the Basic Lease Provisions (which together with the underlying real property, is called the "Building"), and containing approximately the floor area set forth in Item 8 of the Basic Lease Provisions. The Building is located on the site (the "Site") shown on EXHIBIT A-1 attached hereto.

         SECTION 2.2. ACCEPTANCE OF PREMISES. Tenant acknowledges that neither Landlord nor any representative of Landlord has made any representation or warranty with respect to the Premises or the Building or the suitability or fitness of either for any purpose, including without limitation any representations or warranties regarding zoning or other land use matters. Tenant further acknowledges that neither Landlord nor any representative of Landlord has agreed to undertake any alterations or additions or construct any improvements to the Premises except as expressly provided in this Lease. The taking of possession or use of the Premises by Tenant for any purpose other than construction shall conclusively establish that the Premises and the Building were in satisfactory condition and in conformity with the provisions of this Lease in all respects, except for those matters which Tenant shall have brought to Landlord's attention on a written punch list. The list shall be limited to any items required to be accomplished by Landlord under the Work Letter attached as Exhibit X, and shall be delivered to Landlord within thirty (30) days after the term ("Term") of this Lease commences as provided in Article III below. If no items are required of Landlord under the Work Letter, by taking possession of the Premises Tenant accepts the improvements in their existing condition, and waives any right or claim against Landlord arising out of the condition of the Premises. Nothing contained in this Section shall affect the commencement of the Term or the obligation of Tenant to pay rent. Landlord shall diligently complete all punch list items of which it is notified as provided above.

         SECTION 2.3. BUILDING NAME AND ADDRESS. Tenant shall not utilize any name selected by Landlord from time to time for the Building as any part of Tenant's corporate or trade name. Landlord shall have the right to change the name or designation of the Building without liability to Tenant.


                                ARTICLE III. TERM


         SECTION 3.1.  GENERAL.

                  (a) The Term shall be for the period shown in Item 5 of the Basic Lease Provisions. Subject to the provisions of Section 3.2 below, the Term shall commence ("Commencement Date") on the earlier of (a) the date upon which all relevant governmental authorities have approved the Tenant Improvements in accordance with applicable building codes, as evidenced by written approval thereof in accordance with the building permits issued for the Tenant Improvements or issuance of a temporary or final certificate of occupancy for the Premises, provided that Landlord shall give Tenant not less than fifteen
(15) days written notice prior to such approval or issuance or (b) the date Tenant acquires possession or commences use of the Premises for any purpose other than construction of Tenant Improvements by Tenant under the Work Letter. Within ten (10) days after possession of the Premises is tendered to Tenant, the parties shall memorialize on a form provided by Landlord the actual Commencement Date and the expiration date ("Expiration Date") of this Lease. Tenant's failure to execute that form shall not affect the validity of Landlord's determination of those dates. If the Commencement Date has not occurred on or before a date eight (8) months after the Estimated Commencement Date specified in Item 4 of the Basic Lease Provisions for reasons other than Tenant's delays, then Tenant may terminate this Lease by written notice given to Landlord within thirty (30) days after such date.

                  (b) Provided that Tenant is not in default under any provision of this Lease, either at the time of exercise of the extension right granted herein or at the time of the commencement of such extension, and provided further that Tenant has not assigned its interest in this Lease or sublet in the aggregate more than one-half of the rentable square footage of the Premises, Tenant may extend the Term of this Lease for two (2) consecutive periods of sixty (60) months each. Tenant shall exercise its right to extend the Term by and only by delivering to Landlord, not less than nine (9) months or more than twelve (12) months prior to the expiration date of the initial Term in the case of the first extension period, and not less than nine (9) months or more than twelve(12) months after the expiration of the Term as extended by the first extension period in the case of the second extension period, Tenant's irrevocable written notice of its commitment to extend (the "Commitment Notice"). The Basic Rent payable under the Lease during each extension of the Term shall be determined prior to the commencement of each extension period at the fair market rental, including subsequent adjustments, for comparable industrial space being leased by Landlord in the Irvine Spectrum; provided that such rate shall in no event be less than the rate payable by Tenant during the final month of the initial Term in the case of the first extension period, or the final month of the first extension period, in the case of the second extension period. In the event that the parties are not able to agree on the fair market rental within one hundred twenty (120) days prior to the commencement of the applicable extension period, then either party may elect, by written notice to the other party, to cause said rental, including subsequent adjustments, to be determined by appraisal as follows.

                           Within ten (10) days following receipt of such
appraisal election, the parties shall attempt to agree on an appraiser to determine the fair market rental. If the parties are unable to agree in that time, then each party shall designate an appraiser within ten (10) days thereafter. Should either party fail to so designate an appraiser within that time, then the appraiser designated by the other party shall determine the fair rental value. Should each of the parties timely designate an appraiser, then the two appraisers so designated shall appoint a third appraiser who shall, acting alone, determine the fair rental value of the Premises. Any appraiser designated hereunder shall have an M.A.I. certification with not less than five (5) years experience in the valuation of commercial industrial buildings in Orange County, California.

                           Within thirty (30) days following the selection of
the appraiser, such appraiser shall determine the fair market rental value, including subsequent adjustments of the Premises. In determining such value, the appraiser shall consider rental comparables for similarly improved space in the Irvine Spectrum area with appropriate adjustments for differences in location and quality of project. In no event shall the appraiser attribute factors for brokerage commissions to reduce said fair market rental. The fees of the appraiser(s) shall be shared equally by both parties.

                           Within twenty (20) days after the determination of
the fair market rental, Landlord shall prepare a reasonably appropriate amendment to this Lease for the applicable extension period and Tenant shall execute and return same to Landlord within ten (10) days. Should the fair market rental not be established by the commencement of the applicable extension period, then Tenant shall continue paying rent at the rate in effect during the last month of the initial Term or the last month of the first extension period, as applicable, and a lump sum adjustment shall be made promptly upon the determination of such new rental.

                           If Tenant fails to timely comply with any of the
provisions of this paragraph, Tenant's right to extend the Term shall be extinguished and the Lease shall automatically terminate as of the expiration date of the Term, without any extension and without any liability to Landlord. If Tenant fails to exercise its right to extend the term for the first sixty
(60) month extension period, Tenant's right to extend the Term for a second sixty (60) month period shall be extinguished. Any attempt to assign or transfer any right or interest created by this paragraph shall be void from its inception. Tenant shall have no other right to extend the Term beyond the two sixty (60) month extensions created by this paragraph. Unless agreed to in a writing signed by Landlord and Tenant, any extension of the Term, whether created by an amendment to this Lease or by a holdover of the Premises by Tenant, or otherwise, shall be deemed a part of, and not in addition to, any duly exercised extension period permitted by this paragraph.

         SECTION 3.2. DELAY IN POSSESSION. If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant on or before the Estimated Commencement Date, this Lease shall not be void or voidable nor shall Landlord be liable to Tenant for any resulting loss or damage. However, Tenant shall not be liable for any rent and the Commencement Date shall not occur until Landlord delivers possession of the Premises and the Premises are in fact available for Tenant's occupancy with any Tenant Improvements that have been approved as per Section 3.1(a) above, except that if Landlord's failure to so deliver possession on the Estimated Commencement Date is attributable to any action or inaction by Tenant (including without limitation any Tenant Delay described in the Work Letter, if any, attached to this Lease), then the Commencement Date shall not be delayed to the date on which possession of the Premises is tendered to Tenant, and Landlord shall be entitled to full performance by Tenant (including the payment of rent) from the date Landlord would have been able to deliver the Premises to Tenant but for Tenant's delay(s).


                     ARTICLE IV. RENT AND OPERATING EXPENSES


         SECTION 4.1. BASIC RENT. From and after the Commencement Date, Tenant shall pay to Landlord without deduction or offset, Basic Rent for the Premises in the total amount shown (including subsequent adjustments, if any) in Item 6 of the Basic Lease Provisions. Any rental adjustment shown in Item 6 shall be deemed to occur on the specified monthly anniversary of the Commencement Date, whether or not that date occurs at the end of a calendar month. The rent shall be due and payable in advance commencing on the Commencement Date (as prorated for any partial month) and continuing thereafter on the first day of each successive calendar month of the Term. No demand, notice or invoice shall be required for the payment of Basic Rent. An installment of rent in the amount of one (1) full month's Basic Rent at the initial rate specified in Item 6 of the Basic Lease Provisions shall be delivered to Landlord concurrently with Tenant's execution of this Lease and shall be applied against the Basic Rent first due hereunder.

         SECTION 4.2.  OPERATING EXPENSES.

                  (a) Tenant shall pay to Landlord, as additional rent, "Building Costs" and "Property Taxes," as those terms are defined below, incurred by Landlord in the operation of the Building. For convenience of reference, Property Taxes and Building Costs shall be referred to collectively as "Operating Expenses".

                  (b) Commencing prior to the start of the first full "Expense Recovery Period" (as defined below) of the Lease, and prior to the start of each full or partial Expense Recovery Period thereafter, Landlord shall give Tenant a written estimate of the amount of Operating Expenses for the Expense Recovery Period. Tenant shall pay the estimated amounts to Landlord in equal monthly installments, in advance, with Basic Rent. If Landlord has not furnished its written estimate for any Expense Recovery Period by the time set forth above, Tenant shall continue to pay cost reimbursements at the rates established for the prior Expense Recovery Period, if any; provided that when the new estimate is delivered to Tenant, Tenant shall, at the next monthly payment date, pay any accrued cost reimbursements based upon the new estimate. For purposes hereof, "Expense Recovery Period" shall mean every twelve month period during the Term (or portion thereof for the first and last lease years) commencing July 1 and ending June 30.

                  (c) Within one hundred twenty (120) days after the end of each Expense Recovery Period, Landlord shall furnish to Tenant a statement showing in reasonable detail the actual or prorated Operating Expenses incurred by Landlord during the period, and the parties shall within thirty (30) days thereafter make any payment or allowance necessary to adjust Tenant's estimated payments, if any, to Tenant's actual owed amounts as shown by the annual statement. Any delay by Landlord in delivering any statement hereunder for a period of less than eighteen (18) months shall not constitute a waiver of Landlord's right to require Tenant to pay Operating Expenses pursuant hereto. Any amount due Tenant shall be credited against installments next coming due under this Section 4.2, and any deficiency shall be paid by Tenant together with the next installment. If Tenant has not made estimated payments during the Expense Recovery Period, any amount owing by Tenant pursuant to subsection (a) above shall be paid to Landlord in accordance with Article XVI. Should Tenant fail to object in writing to Landlord's determination of actual Operating Expenses within sixty (60) days following delivery of Landlord's expense statement, Landlord's determination of actual Operating Expenses for the applicable Expense Recovery Period shall be conclusive and binding on the parties and any future claims to the contrary shall be barred.

                  (d) Even though the Lease has terminated and the Tenant has vacated the Premises, when the final determination is made of Operating Expenses for the Expense Recovery Period in which the Lease terminates, Tenant shall upon notice pay the entire increase due over the estimated expenses paid. Conversely, any overpayment made in the event expenses decrease shall be rebated by Landlord to Tenant.

                  (e) If, at any time during any Expense Recovery Period, any one or more of the Operating Expenses are increased to a rate(s) or amount(s) in excess of the rate(s) or amount(s) used in calculating the estimated expenses for the year, then the estimate of Operating Expenses shall be increased for the month in which such rate(s) or amount(s) becomes effective and for all succeeding months by an amount equal to the increase. Landlord shall give Tenant written notice of the amount or estimated amount of the increase, the month in which the increase will become effective, and the month for which the payments are due. Tenant shall pay the increase to Landlord as a part of Tenant's monthly payments of estimated expenses as provided in paragraph (b) above, commencing with the month in which effective.

                  (f) The term "Building Costs" shall include all expenses of operation and maintenance of the Building and all landscaping, walkways, parking areas and lighting of the Site, to the extent such expenses are not billed to and paid directly by Tenant, and shall include the following charges by way of illustration but not limitation: water and sewer charges; insurance premiums or reasonable premium equivalents should Landlord elect to self-insure any risk that Landlord is authorized to insure hereunder (provided that a pro-rata share of earthquake insurance premiums or premium equivalents shall only be Building Costs if earthquake insurance coverage is obtained or a formal self-insurance program for earthquake risks is established for all or a substantial portion of Landlord's industrial property portfolio); license, permit, and inspection fees; heat; light; power; air conditioning; supplies; materials; equipment; tools; the cost of any environmental, insurance or other consultant utilized by

Landlord in connection with the Building arising as a result of Tenant's particular use of the Premises or subject to Tenant's approval of the same such approval not to be unreasonably withheld; costs incurred in connection with compliance of any laws or changes in laws applicable to the Building, provided that the costs for any improvements to the Premises required for such compliance shall be included to the extent of the amortized amount over the useful life of the improvements calculated at a market cost of funds, all as determined by Landlord, with Tenant paying only the portion of such amortized costs allocable to the Term of the Lease; the cost of any capital investments (other than tenant improvements for specific tenants) to the extent of the amortized amount thereof over the useful life of such capital investments calculated at a market cost of funds, all as determined by Landlord, with Tenant paying only the portion of such amortized costs allocable to the Term of the Lease; labor; reasonably allocated wages and salaries, fringe benefits, and payroll taxes for administrative and other personnel directly applicable to the Building, including both Landlord's personnel and outside personnel; any expense incurred pursuant to Sections 6.1, 6.2, 7.2, and 10.2; and a reasonable overhead/management fee (not to exceed 2.5% of Basic Rent) for the professional operation of the Building. Notwithstanding anything to the contrary contained herein, the amount of such overhead/management fee to be charged to Tenant shall be determined by multiplying the actual fee charged (which from time to time may be with respect to the Building only or the Building together with other properties owned by Landlord and/or its affiliates) by a fraction, the numerator of which is the floor area of the Premises (as set forth in Item No. 8 of the Basic Lease Provisions) and the denominator of which is the total square footage of space charged with such fee actually leased to tenants (including Tenant). It is understood that Building Costs shall include competitive charges for direct services provided by any subsidiary or division of Landlord, and may include the Building's or the Site's proportionate share of the cost of maintenance or repair contracts which cover the Building and/or the Site and other buildings and/or projects in Landlord's portfolio, as reasonably allocated by Landlord.

                  (g) The term "Property Taxes" as used herein shall include the following: (i) all real estate taxes or personal property taxes assessed against the Building and/or the Site, as such property taxes may be reassessed from time to time; and (ii) other taxes, charges and assessments which are levied with respect to this Lease or to the Building, and any improvements, fixtures and equipment and other property of Landlord located in the Building, except that general net income and franchise taxes imposed against Landlord shall be excluded; and (iii) all assessments and fees for public improvements, services, and facilities and impacts thereon, including without limitation arising out of any Community Facilities Districts, "Mello Roos" districts, similar assessment districts, and any traffic impact mitigation assessments or fees; and (iv) any tax, surcharge or assessment which shall be levied in addition to or in lieu of real estate or personal property taxes, other than taxes covered by Article VIII; and (v) costs and expenses incurred in contesting the amount or validity of any Property Tax by appropriate proceedings.

         SECTION 4.3. SECURITY DEPOSIT. Concurrently with Tenant's delivery of this Lease, Tenant shall deposit with Landlord the sum, if any, stated in Item 9 of the Basic Lease Provisions, to be held by Landlord as security for the full and faithful performance of Tenant's obligations under this Lease (the "Security Deposit"). Subject to the last sentence of this Section, the Security Deposit shall be understood and agreed to be the property of Landlord upon Landlord's receipt thereof, and may be utilized by Landlord in its discretion towards the payment of all prepaid expenses by Landlord for which Tenant would be required to reimburse Landlord under this Lease, including without limitation brokerage commissions and Tenant Improvement costs. Upon any default by Tenant, including specifically Tenant's failure to pay rent or to abide by its obligations under Sections 7.1 and 15.3 below, whether or not Landlord is informed of or has knowledge of the default, the Security Deposit shall be deemed to be automatically and immediately applied, without waiver of any rights Landlord may have under this Lease or at law or in equity as a result of the default, as a setoff for full or partial compensation for that default. If any portion of the Security Deposit is applied after a default by Tenant, Tenant shall within five
(5) days after written demand by Landlord deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. Landlord shall not be required to keep this Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit. If Tenant fully performs its obligations under this Lease, the Security Deposit or any balance thereof shall be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest in this Lease) after the expiration of the Term, provided that Landlord may retain the Security Deposit to the extent and until such time as all amounts due from Tenant in accordance with this Lease have been determined and paid in full.

                                 ARTICLE V. USES


         SECTION 5.1. USE. Tenant shall use the Premises only for the purposes stated in Item 3 of the Basic Lease Provisions, all in accordance with applicable laws and restrictions and pursuant to approvals to be obtained by Tenant from all relevant and required governmental agencies and authorities. The parties agree that any contrary use shall be deemed to cause material and irreparable harm to Landlord and shall entitle Landlord to injunctive relief in addition to any other available remedy. Tenant, at its expense, shall procure, maintain and make available for Landlord's inspection throughout the Term, all governmental approvals, licenses and permits required for the proper and lawful conduct of Tenant's permitted use of the Premises. Tenant shall not use or allow the Premises to be used for any unlawful purpose, nor shall Tenant permit any nuisance or commit any waste in the Premises. Tenant shall not do or permit to be done anything which will invalidate or increase the cost of any insurance policy(ies) covering the Building or its contents, and shall comply with all applicable insurance underwriters rules and the requirements of the Pacific Fire Rating Bureau or any other organization performing a similar function. Tenant shall comply at its expense with all present and future laws, ordinances, restrictions, regulations, orders, rules and requirements of all governmental authorities that pertain to Tenant or its use of the Premises, including without limitation all federal and state occupational health and safety requirements, whether or not Tenant's compliance will necessitate expenditures or interfere with its use and enjoyment of the Premises, provided that if such compliance would apply to all similar buildings and requires improvements with a useful life extending beyond the Term then Landlord shall construct such improvements and include the costs thereof amortized over the useful life of such improvements calculated at a market cost of funds as Building Costs. Tenant shall comply at its expense with all present covenants, conditions, easements or restrictions now or hereafter affecting or encumbering the Building, and any amendments or modifications thereto, including without limitation the payment by Tenant of any periodic or special dues or assessments charged against the Premises or Tenant which may be allocated to the Premises or Tenant in accordance with the provisions thereof. Tenant shall promptly upon demand reimburse Landlord for any additional insurance premium charged by reason of Tenant's failure to comply with the provisions of this Section, and shall indemnify Landlord from any liability and/or expense resulting from Tenant's noncompliance.

         SECTION 5.2. SIGNS. Except as approved in writing by Landlord, in its sole discretion, Tenant shall have no right to maintain identification signs in any location in, on or about the Premises or the Building and shall not place or erect any signs, displays or other advertising materials that are visible from the exterior of the Building. The size, design, graphics, material, style, color and other physical aspects of any permitted sign shall be subject to Landlord's written approval prior to installation (which approval may be withheld in Landlord's discretion), any covenants, conditions or restrictions encumbering the Premises, Landlord's signage program, if any, as in effect from time to time and approved by the City of Irvine ("Signage Criteria"), and any applicable municipal or other governmental permits and approvals. Tenant acknowledges having received and reviewed a copy of the current Signage Criteria, if applicable. Tenant shall be responsible for the cost of any permitted sign, including the fabrication, installation, maintenance and removal thereof. If Tenant fails to maintain its sign, or if Tenant fails to remove same upon termination of this Lease and repair any damage caused by such removal, Landlord may do so at Tenant's expense.

         SECTION 5.3.  HAZARDOUS MATERIALS.

                  (a) For purposes of this Lease, the term "Hazardous Materials" includes (i) any "hazardous materials" as defined in Section 25501(n) of the California Health and Safety Code, (ii) any other substance or matter which results in liability to any person or entity from exposure to such substance or matter under any statutory or common law theory, and (iii) any substance or matter which is in excess of permitted levels set forth in any federal, California or local law or regulation pertaining to any hazardous or toxic substance, material or waste.

                  (b) Tenant shall not cause or permit any Hazardous Materials to be brought upon, stored, used, generated, released or disposed of on, under, from or about the Premises or the Site (including without limitation the soil and groundwater thereunder) without the prior written consent of Landlord, except that Tenant may use and store on the Premises and shall properly dispose of reasonable quantities of those Hazardous Materials identified on Schedule 5.3 attached hereto. Notwithstanding the foregoing, Tenant shall have the right, without obtaining prior written consent of Landlord, to utilize within the Premises standard office products that may contain Hazardous Materials (such as photocopy toner, "White Out", and the like), provided however, that (i) Tenant shall maintain such products in their original retail packaging, shall follow all instructions on such packaging with respect to the storage, use and disposal of such products, and shall otherwise comply with all applicable laws with respect to such products, and (ii) all of the other terms and provisions of this Section
5.3 shall apply with respect to Tenant's storage, use and disposal of all such products. Landlord may, in its sole discretion, place such conditions as Landlord deems appropriate with respect to any such Hazardous Materials, and may further require that Tenant demonstrate that any such Hazardous Materials are necessary or useful to Tenant's business and will be generated, stored, used and disposed of in a manner that complies with all applicable laws and regulations pertaining thereto and with good business practices. Tenant understands that Landlord may utilize an environmental consultant to assist in determining conditions of approval in connection with the storage, generation, release, disposal or use of Hazardous Materials by Tenant on or about the Premises, and/or to conduct periodic inspections of the storage, generation, use, release and/or disposal of such Hazardous Materials by Tenant on and from the Premises, and Tenant agrees that any costs incurred by Landlord to assure Tenant's compliance with the requirements of this Lease or on account of Tenant's failure to comply with the requirements of this Lease shall be reimbursed by Tenant to Landlord as additional rent hereunder upon demand.

                  (c) Prior to the execution of this Lease, Tenant shall complete, execute and deliver to Landlord an Environmental Questionnaire and Disclosure Statement (the "Environmental Questionnaire") in the form of Exhibit B attached hereto. The completed Environmental Questionnaire shall be deemed incorporated into this Lease for all purposes, and Landlord shall be entitled to rely fully on the information contained therein. On each anniversary of the Commencement Date until the expiration or sooner termination of this Lease, Tenant shall disclose to Landlord in writing the names and amounts of all Hazardous Materials which were stored, generated, used, released and/or disposed of on, under or about the Premises and/or the Site for the twelve-month period prior thereto, and which Tenant desires to store, generate, use, release and/or dispose of on, under or about the Premises for the succeeding twelve-month period. In addition, to the extent Tenant is permitted to utilize Hazardous Materials upon the Premises, Tenant shall promptly provide Landlord with complete and legible copies of all the following environmental documents relating thereto: reports filed pursuant to any self-reporting requirements; permit applications, permits, monitoring reports, workplace exposure and community exposure warnings or notices and all other reports, disclosures, plans or documents (even those which may be characterized as confidential) relating to water discharges, air pollution, waste generation or disposal, and underground storage tanks for Hazardous Materials; orders, reports, notices, listings and correspondence (even those which may be considered confidential) of or concerning the release, investigation of, compliance, cleanup, remedial and corrective actions, and abatement of Hazardous Materials; and all complaints, pleadings and other legal documents filed by or against Tenant related to Tenant's use, handling, storage, release and/or disposal of Hazardous Materials.

                  (d) Landlord and its agents shall have the right, but not the obligation, to inspect, sample and/or monitor the Premises, the Site and/or the soil or groundwater thereunder at any time to determine whether Tenant is complying with the terms of this Section 5.3, and in connection therewith Tenant shall provide Landlord with full access to all relevant facilities, records and personnel. If Tenant is not in compliance with any of the provisions of this
Section 5.3, or in the event of a release of any Hazardous Material on, under or about the Premises and/or the Site caused or permitted by Tenant, its agents, employees, contractors, licensees or invitees, Landlord and its agents shall have the right, but not the obligation, without limitation upon any of Landlord's other rights and remedies under this Lease, to immediately enter upon the Premises and/or the Site without notice and to discharge Tenant's obligations under this Section 5.3 at Tenant's expense, including without limitation the taking of emergency or long-term remedial action. Landlord and its agents shall endeavor to minimize interference with Tenant's business in connection therewith, but shall not be liable for any such interference. In addition, Landlord, at Tenant's expense, shall have the right, but not the obligation, to join and participate in any legal proceedings or actions initiated in connection with any claims arising out of the storage, generation, use, release and/or disposal by Tenant or its agents, employees, contractors, licensees or invitees of Hazardous Materials on, under, from or about the Premises and/or the Site.

                  (e) If the presence of any Hazardous Materials on, under, from or about the Premises and/or the Site caused or permitted by Tenant or its agents, employees, contractors, licensees or invitees results in (i) injury to any person, (ii) injury to or any contamination of the Premises and/or the Site, or (iii) injury to or contamination of any real or personal property wherever situated, Tenant, at its expense, shall promptly take all actions necessary to return the Premises, the Site and any other affected real or personal property owned by Landlord to the condition existing prior to the introduction of such Hazardous Materials and to remedy or repair any such injury or contamination, including without limitation, any cleanup, remediation, removal, disposal, neutralization or other treatment of any such Hazardous Materials. Notwithstanding the foregoing, Tenant shall not, without Landlord's prior written consent, take any remedial action in response to the presence of any Hazardous Materials on, under or about the Premises, the Site or any other affected real or personal property owned by Landlord or enter into any similar agreement, consent, decree or other compromise with any governmental agency with respect to any Hazardous Materials claims; provided however, Landlord's prior written consent shall not be necessary in the event that the presence of Hazardous Materials on, under or about the Premises, the Site or any other affected real or personal property owned by Landlord (i) imposes an immediate threat to the health, safety or welfare of any individual or (ii) is of such a nature that an immediate remedial response is necessary and it is not possible to obtain Landlord's consent before taking such action. To the fullest extent permitted by law, Tenant shall indemnify, hold harmless, protect and defend (with attorneys acceptable to Landlord) Landlord and any successors to all or any portion of Landlord's interest in the Premises, the Site and any other real or personal property owned by Landlord from and against any and all liabilities, losses, damages, diminution in value, judgments, fines, demands, claims, recoveries, deficiencies, costs and expenses (including without limitation attorneys' fees, court costs and other professional expenses), whether foreseeable or unforeseeable, arising directly or indirectly out of the use, generation, storage, treatment, release, on- or off-site disposal or transportation of Hazardous Materials on, into, from, under or about the Premises, the Site and any other real or personal property owned by Landlord caused or permitted by Tenant, its agents, employees, contractors, licensees or invitees, specifically including without limitation the cost of any required or necessary repair, restoration, cleanup or detoxification of the Premises, the Site and any other real or personal property owned by Landlord, and the preparation of any closure or other required plans, whether or not such action is required or necessary during the Term or after the expiration of this Lease. If Landlord at any time discovers that Tenant or its agents, employees, contractors, licensees or invitees may have caused or permitted the release of a Hazardous Material on, under, from or about the Premises, the Site or any other real or personal property owned by Landlord, Tenant shall, at Landlord's request, immediately prepare and submit to Landlord a comprehensive plan, subject to Landlord's approval, specifying the actions to be taken by Tenant to return the Premises, the Site or any other real or personal property owned by Landlord to the condition existing prior to the introduction of such Hazardous Materials. Upon Landlord's approval of such cleanup plan, Tenant shall, at its expense, and without limitation of any rights and remedies of Landlord under this Lease or at law or in equity, immediately implement such plan and proceed to cleanup such Hazardous Materials in accordance with all applicable laws and as required by such plan and this Lease. The provisions of this subsection (e) shall expressly survive the expiration or sooner termination of this Lease.

                  (f) Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, certain facts relating to Hazardous Materials at the Premises and/or the Site known by Landlord to exist as of the date of this Lease, as more particularly described in Exhibit C attached hereto. Tenant shall have no liability or responsibility with respect to any Hazardous Materials affecting the Premises and/or the Site prior to the Commencement Date, including, without limitation the facts described in Exhibit C, nor with respect to any Hazardous Materials which Tenant proves were not caused or permitted by Tenant, its agents, employees, contractors, licensees or invitees and Landlord hereby releases Tenant from any and all liability with regard to the same. Notwithstanding the preceding two sentences, Tenant agrees to notify its agents, employees, contractors, licensees, and invitees of any exposure or potential exposure to Hazardous Materials at the Premises and/or the Site that Landlord brings to Tenant's attention.

                              ARTICLE VI. SERVICES


         SECTION 6.1. UTILITIES AND SERVICES. Tenant shall be responsible for and shall pay promptly, directly to the appropriate supplier, all charges for water, gas, electricity, sewer, heat, light, power, telephone, refuse pickup, janitorial service, interior landscape maintenance and all other utilities, materials and services furnished directly to Tenant or the Premises or used by Tenant in, on or about the Premises during the Term, together with any taxes thereon. Landlord shall not be liable for damages or otherwise for any failure or interruption of any utility or other service furnished to the Premises, and no such failure or interruption shall be deemed an eviction or entitle Tenant to terminate this Lease or withhold or abate any rent due hereunder. Landlord shall at all reasonable times have free access to all electrical and mechanical installations of Landlord.

         SECTION 6.2. PARKING. Tenant shall be entitled to the number of vehicle parking spaces on the Site set forth in Item 14 of the Basic Lease Provisions. Tenant shall not use more parking spaces than such number. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's employees, suppliers, shippers, customers or invitees to be loaded, unloaded or parked in areas other than those designated by Landlord for such activities. If Tenant permits or allows any of the prohibited activities described above, then Landlord shall have the right, without notice, in addition to such other rights and remedies that Landlord may have, to remove or tow away the vehicle involved and charge the costs to Tenant. Parking shall be limited to striped parking stalls, and no parking shall be permitted in any driveways, access ways or in any similar area. Nothing contained in this Lease shall be deemed to create liability upon Landlord for any damage to motor vehicles of visitors or employees, for any loss of property from within those motor vehicles, or for any injury to Tenant, its visitors or employees, unless ultimately determined to be caused by the sole active negligence or willful misconduct of Landlord, its agents, servants and employees. Landlord shall have the right to establish, and from time to time amend, and to enforce against all users all reasonable rules and regulations (including the designation of areas for employee parking) that Landlord may deem necessary and advisable for the proper and efficient operation and maintenance of parking. Landlord shall have the right to construct, maintain and operate lighting facilities within the parking areas; to change the area, level, location and arrangement of the parking areas and improvements therein; and to do and perform such other acts in and to the parking areas and improvements therein as, in the use of good business judgment, Landlord shall determine to be advisable. Parking areas shall be used only for parking vehicles. Washing, waxing, cleaning or servicing of vehicles, or the storage of vehicles for 24-hour periods, is prohibited unless otherwise authorized by Landlord. Tenant shall be liable for any damage to the parking areas caused by Tenant or Tenant's employees, suppliers, shippers, customers or invitees, including without limitation damage from excess oil leakage. Tenant shall have no right to install any fixtures, equipment or personal property in the parking areas.


                      ARTICLE VII. MAINTAINING THE PREMISES


         SECTION 7.1. TENANT'S MAINTENANCE AND REPAIR. Tenant at its sole expense shall comply with all applicable laws and governmental regulations governing the Premises and make all repairs necessary to keep the Premises in the condition as existed on the Commencement Date (or on any later date that the improvements may have been installed), excepting ordinary wear and tear, including without limitation the electrical and mechanical systems, any air conditioning, ventilating or heating equipment which serves the Premises, all walls, glass, windows, doors, door closures, hardware, fixtures, electrical, plumbing, fire extinguisher equipment and other equipment. Any damage or deterioration of the Premises shall not be deemed ordinary wear and tear if the same could have been prevented by good maintenance practices by Tenant. As part of its maintenance obligations hereunder, Tenant shall, at Landlord's request, provide Landlord with copies of all maintenance schedules, reports and notices prepared by, for or on behalf of Tenant. Tenant shall obtain preventive maintenance contracts from a licensed heating and air conditioning contractor to provide for regular inspection and maintenance of the heating, ventilating and air conditioning systems servicing the Premises, all subject to Landlord's reasonable approval. All repairs shall be at least equal in quality to the original work, shall be made only by a licensed contractor approved in writing in advance by Landlord. Any contractor utilized by Tenant shall be subject to Landlord's standard requirements for contractors, as modified from time to time. Landlord shall have the right at all times to inspect Tenant's maintenance of all equipment (including without limitation air conditioning, ventilating and heating equipment), and may impose reasonable restrictions and requirements with respect to repairs, as provided in Section 7.3, and the provisions of Section 7.4 shall apply to all repairs. Alternatively, Landlord may elect after reasonable notice to Tenant to make any repair or maintenance required hereunder on behalf of Tenant and at Tenant's expense, and Tenant shall promptly reimburse Landlord for all costs incurred upon submission of an invoice.

         SECTION 7.2. LANDLORD'S MAINTENANCE AND REPAIR. Subject to Section 7.1 and Article XI, Landlord shall provide service, maintenance and repair with respect to the roof, foundations, and footings of the Building, all landscaping, walkways, parking areas, exterior lighting of the Site, and the exterior surfaces of the exterior walls of the Building, except that Tenant at its expense shall make all repairs which Landlord deems reasonably necessary as a result of the act or negligence of Tenant, its agents, employees, invitees, subtenants or contractors. In the event any maintenance or repair would be covered by construction warranties obtained by Landlord in connection with the construction of the Premises, Landlord shall use reasonable efforts to enforce any such warranties, within a reasonable period of time after Landlord's receipt of notice in writing from Tenant of the need for maintenance or repair. Landlord shall have the right to employ or designate any reputable person or firm, including any employee or agent of Landlord or any of Landlord's affiliates or divisions, to perform any service, repair or maintenance function. Landlord need not make any other improvements or repairs except as specifically required under this Lease, and nothing contained in this Section shall limit Landlord's right to reimbursement from Tenant for maintenance, repair costs and replacement costs as provided elsewhere in this Lease. Tenant understands that it shall not make repairs at Landlord's expense or by rental offset. Tenant further understands that Landlord shall not be required to make any repairs to the roof, foundations or footings unless and until Tenant has notified Landlord in writing of the need for such repair and Landlord shall have a reasonable period of time thereafter to commence and complete said repair, if warranted. All costs of any maintenance and repairs on the part of Landlord provided hereunder shall be considered part of Building Costs, except maintenance or repair costs incurred with regard to the foundation, footings and structural elements of the Building (other than the roof).

         SECTION 7.3. ALTERATIONS. (a) Tenant shall make no alterations, additions or improvements to the Premises without the prior written consent of Landlord, which consent may be given or withheld in Landlord's sole discretion. Notwithstanding the foregoing, Landlord shall not unreasonably withhold its consent to any alterations, additions or improvements to the Premises which do not (i) affect the exterior of the Building or outside areas (or be visible from adjoining sites), or (ii) affect or penetrate any of the structural portions of the Building, including but not limited to the roof, or (iii) require any change to the basic floor plan of the Premises, any change to any structural or mechanical systems of the Premises, or any governmental permit as a prerequisite to the construction thereof, or (iv) interfere in any manner with the proper functioning of or Landlord's access to any mechanical, electrical, plumbing or HVAC systems, facilities or equipment located in or serving the Building, or (v) diminish the value of the Premises. Landlord may impose, as a condition to its consent, any requirements that Landlord in its discretion may deem reasonable or desirable, including but not limited to a requirement that all work be covered by a lien and completion bond satisfactory to Landlord and requirements as to the manner, time, and contractor for performance of the work. Tenant shall obtain all required permits for the work and shall perform the work in compliance with all applicable laws, regulations and ordinances, all covenants, conditions and restrictions affecting the Premises, and the Rules and Regulations (hereafter defined). If any governmental entity requires, as a condition to any proposed alterations, additions or improvements to the Premises by Tenant, that improvements be made to the outside areas, and if Landlord consents to such improvements to the outside areas, then Tenant shall, at Tenant's sole expense, make such required improvements to the outside areas in such manner, utilizing such materials, and with such contractors (including, if required by Landlord, Landlord's contractors) as Landlord may require in its sole discretion. Under no circumstances shall Tenant make any improvement which incorporates any Hazardous Materials, including without limitation asbestos-containing construction materials into the Premises. Any request for Landlord's consent shall be made in writing and shall contain architectural plans describing the work in detail reasonably satisfactory to Landlord. Unless Landlord otherwise agrees in writing, all alterations, additions or improvements affixed to the Premises (excluding moveable trade fixtures and furniture) shall become the property of Landlord and shall be surrendered with the Premises at the end of the Term, except that Landlord may, by notice to Tenant, require Tenant to remove by the Expiration Date, or sooner termination date of this Lease, all or any alterations, decorations, fixtures, additions, improvements and the like installed either by Tenant or by Landlord at Tenant's request and to repair any damage to the Premises arising from that removal. Except as otherwise provided in this Lease or in any Exhibit to this Lease, should Landlord make any alteration or improvement to the Premises for Tenant at Tenant's request, Landlord shall be entitled to prompt reimbursement from Tenant for all costs incurred.

                  (b) Landlord agrees that it will consent to Tenant installing and adding to the Building, a roof-top observatory structure of approximately sixteen (16) feet in diameter. Landlord shall include, at Tenant's expense, as part of the construction of the Building's Shell Improvements, an approximately four (4) foot square support column to support the observatory structure, at a mutually agreed upon location. Landlord hereby notifies Tenant that Landlord will require the removal of the roof-top observatory structure at the Expiration Date, or sooner termination date of the Lease and the repair of any damage to the Premises arising from that removal, but Landlord will not require the removal of the support column. Tenant's installation of the roof-top observatory structure shall, in all other respects, be made in compliance with the requirements of this Lease for alterations, additions or improvements to the Premises, including without limitation, submittal of architectural plans for the same to Landlord.

         SECTION 7.4. MECHANIC'S LIENS. Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished, or obligations incurred by or for Tenant. Upon request by Landlord, Tenant shall promptly cause any such lien to be released by posting a bond in accordance with California Civil Code Section 3143 or any successor statute. In the event that Tenant shall not, within thirty (30) days following the imposition of any lien, cause the lien to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other available remedies, the right to cause the lien to be released by any means it deems proper, including payment of or defense against the claim giving rise to the lien. All expenses so incurred by Landlord, including Landlord's attorneys' fees, and any consequential or other damages incurred by Landlord arising out of such lien, shall be reimbursed by Tenant promptly following Landlord's demand, together with interest from the date of payment by Landlord at the maximum rate permitted by law until paid. Tenant shall give Landlord no less than twenty (20) days' prior notice in writing before commencing construction of any kind on the Premises so that Landlord may post and maintain notices of nonresponsibility on the Premises.

         SECTION 7.5. ENTRY AND INSPECTION. Landlord shall at all reasonable times, upon reasonable written or oral notice (except in emergencies, when no notice shall be required) have the right to enter the Premises to inspect them, to supply services in accordance with this Lease, to protect the interests of Landlord in the Premises, and to submit the Premises to prospective or actual purchasers or encumbrance holders (or, during the last one hundred and eighty
(180) days of the Term or when an uncured Tenant default exists, to prospective tenants), all without being deemed to have caused an eviction of Tenant and without abatement of rent except as provided elsewhere in this Lease, provided that Tenant may restrict access of prospective purchasers or tenants who are competitors of Tenant as to portions of the Premises as reasonably necessary to protect Tenant from disclosure of its proprietary processes or operations. Landlord shall have the right, if desired, to retain a key which unlocks all of the doors in the Premises, excluding Tenant's vaults and safes, and Landlord shall have the right to use any and all means which Landlord may deem proper to open the doors in an emergency in order to obtain entry to the Premises, and any entry to the Premises obtained by Landlord shall not under any circumstances be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or any eviction of Tenant from the Premises.


            ARTICLE VIII. TAXES AND ASSESSMENTS ON TENANT'S PROPERTY


         Tenant shall be liable for and shall pay, at least ten (10) days before delinquency, all taxes and assessments levied against all personal property of Tenant located in the Premises, and against any alterations, additions or like improvements made to the Premises by or on behalf of Tenant. When possible Tenant shall cause its personal property and alterations to be assessed and billed separately from the real property of which the Premises form a part. If any taxes on Tenant's personal property and/or alterations are levied against Landlord or Landlord's property and if Landlord pays the same, or if the assessed value of Landlord's property is increased by the inclusion of a value placed upon the personal property and/or alterations of Tenant and if Landlord pays the taxes based upon the increased assessment, Tenant shall pay to Landlord the taxes so levied against Landlord or the proportion of the taxes resulting from the increase in the assessment.


                      ARTICLE IX. ASSIGNMENT AND SUBLETTING


         SECTION 9.1.  RIGHTS OF PARTIES.

                  (a) Notwithstanding any provision of this Lease to the contrary, Tenant will not, either voluntarily or by operation of law, assign, sublet, encumber, or otherwise transfer all or any part of Tenant's interest in this lease, or permit the Premises to be occupied by anyone other than Tenant, without Landlord's prior written consent, which consent shall not unreasonably be withheld in accordance with the provisions of Section 9.1.(b). No assignment (whether voluntary, involuntary or by operation of law) and no subletting shall be valid or effective without Landlord's prior written consent and, at Landlord's election, any such assignment or subletting or attempted assignment or subletting shall constitute a material default of this Lease. Landlord shall not be deemed to have given its consent to any assignment or subletting by any other course of action, including its acceptance of any name for listing in the Building directory. To the extent not prohibited by provisions of the Bankruptcy Code, 11 U.S.C. Section 101 et seq. (the "Bankruptcy Code"), including Section 365(f)(1), Tenant on behalf of itself and its creditors, administrators and assigns waives the applicability of Section 365(e) of the Bankruptcy Code unless the proposed assignee of the Trustee for the estate of the bankrupt meets Landlord's standard for consent as set forth in Section 9.1(b) of this Lease. If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations to be delivered in connection with the assignment shall be delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed to have assumed all of the obligations arising under this Lease on and after the date of the assignment, and shall upon demand execute and deliver to Landlord an instrument confirming that assumption.

                  (b) If Tenant desires to transfer an interest in this Lease, it shall first notify Landlord of its desire and shall submit in writing to
Landlord: (i) the name and address of the proposed transferee; (ii) the nature of any proposed subtenant's or assignee's business to be carried on in the Premises; (iii) the terms and provisions of any proposed sublease or assignment, including a copy of the proposed assignment or sublease form; (iv) evidence of insurance of the proposed assignee or subtenant complying with the requirements of Exhibit D hereto; (v) a completed Environmental Questionnaire from the proposed assignee or subtenant; and (vi) any other information requested by Landlord and reasonably related to the transfer. Except as provided in Subsection (e) of this Section, Landlord shall not unreasonably withhold its consent, provided: (1) the use of the Premises will be consistent with the provisions of this Lease or Landlord shall approve an alternate general office, manufacturing, warehouse and/or distribution use by the proposed transferee, which approval shall not be unreasonably withheld; (2) the proposed assignee or subtenant has not failed to take or delayed taking remedial action in connection with Hazardous Materials contaminating a property arising out of the proposed assignee's or subtenant's actions or use of the property in question in accordance with any enforcement order issued by any governmental authority in connection with the use, disposal or storage of a Hazardous Material; (3) at Landlord's election, insurance requirements shall be brought into conformity with Landlord's then current leasing practice; (4) any proposed subtenant or assignee demonstrates that it is financially responsible by submission to Landlord of all reasonable information as Landlord may request concerning the proposed subtenant or assignee, including, but not limited to, a balance sheet of the proposed subtenant or assignee as of a date within ninety (90) days of the request for Landlord's consent and statements of income or profit and loss of the proposed subtenant or assignee for the most recent period preceding the request for Landlord's consent; (5) any proposed subtenant of more than 20,000 rentable square feet of the Premises or any proposed assignee demonstrates to Landlord's reasonable satisfaction a record of successful experience in business; and (6) the proposed transfer will not impose additional burdens or adverse tax effects on Landlord. If Tenant has any exterior sign rights under this Lease, such rights are personal to Tenant and may not be assigned or transferred to any assignee of this Lease or subtenant of the Premises without

Landlord's prior written consent, which may be withheld in Landlord's reasonable discretion. Reasonable grounds for Landlord to withhold its consent to the transfer of exterior sign rights shall include, but not be limited to, circumstances where the proposed assignee's or subtenant's signage would (A) not comply with the Landlord's sign criteria; (B) could be considered offensive due to the proposed assignee's or subtenant's name or logo, or the design, materials, wording or color of the proposed signage; or (C) would violate rights claimed by other tenants in the area in which the Building is located to restrict signage in such area.

If Landlord consents to the proposed transfer, Tenant may within ninety (90) days after the date of the consent effect the transfer upon the terms described in the information furnished to Landlord; provided that any material change in the terms shall be subject to Landlord's consent as set forth in this Section. Landlord shall approve or disapprove any requested transfer within thirty (30) days following receipt of Tenant's written request, the information set forth above, and the fee set forth below.

                  (c) Notwithstanding the provisions of Subsection (b) above, in lieu of consenting to a proposed assignment or subletting, Landlord may elect to
(i) sublease the Premises (or the portion proposed to be subleased), or take an assignment of Tenant's interest in this Lease, upon the same terms as offered to the proposed subtenant or assignee (excluding terms relating to the purchase of personal property, the use of Tenant's name or the continuation of Tenant's business), or (ii) terminate this Lease as to the portion of the Premises proposed to be subleased (if such portion to be subleased is more than 25% of the rentable square footage of the Premises) or assigned with a proportionate abatement in the rent payable under this Lease, effective on the date that the proposed sublease or assignment would have become effective. Landlord may thereafter, at its option, assign or re-let any space so recaptured to any third party, including without limitation the proposed transferee of Tenant.

                  (d) Tenant agrees that fifty percent (50%) of any amounts paid by the assignee or subtenant, however described, in excess of (i) the Basic Rent payable by Tenant hereunder, or in the case of a sublease of a portion of the Premises, in excess of the Basic Rent reasonably allocable to such portion, plus
(ii) Tenant's direct out-of-pocket costs which Tenant certifies to Landlord have been paid to provide occupancy related services to such assignee or subtenant of a nature commonly provided by landlords of similar space, shall be the property of Landlord and such amounts shall be payable directly to Landlord by the assignee or subtenant or, at Landlord's option, by Tenant. At Landlord's request, a written agreement shall be entered into by and among Tenant, Landlord and the proposed assignee or subtenant confirming the requirements of this subsection.

                  (e) Tenant shall pay to Landlord a fee of Five Hundred Dollars ($500.00) if and when any transfer hereunder is requested by Tenant. Such fee is hereby acknowledged as a reasonable amount to reimburse Landlord for its costs of review and evaluation of a proposed assignee/sublessee, and Landlord shall not be obligated to commence such review and evaluation unless and until such fee is paid.

         SECTION 9.2. EFFECT OF TRANSFER. No subletting or assignment, even with the consent of Landlord, shall relieve Tenant of its obligation to pay rent and to perform all its other obligations under this Lease. Moreover, Tenant shall indemnify and hold Landlord harmless, as provided in Section 10.3, for any act or omission by an assignee or subtenant. Each assignee, other than Landlord, shall be deemed to assume all obligations of Tenant under this Lease and shall be liable jointly and severally with Tenant for the payment of all rent, and for the due performance of all of Tenant's obligations, under this Lease. No transfer shall be binding on Landlord unless any document memorializing the transfer is delivered to Landlord and both the assignee/subtenant and Tenant deliver to Landlord an executed consent to transfer instrument prepared by Landlord and consistent with the requirements of this Article. The acceptance by Landlord of any payment due under this Lease from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any transfer. Consent by Landlord to one or more transfers shall not operate as a waiver or estoppel to the future enforcement by Landlord of its rights under this Lease.

         SECTION 9.3. SUBLEASE REQUIREMENTS. The following terms and conditions shall apply to any subletting by Tenant of all or any part of the Premises and shall be deemed included in each sublease:

                  (a) Each and every provision contained in this Lease (other than with respect to the payment of rent hereunder) is incorporated by reference into and made a part of such sublease, with "Landlord" hereunder meaning the sublandlord therein and "Tenant" hereunder meaning the subtenant therein.

                  (b) Tenant hereby irrevocably assigns to Landlord all of Tenant's interest in all rentals and income arising from any sublease of the Premises, and Landlord may collect such rent and income and apply same toward Tenant's obligations under this Lease; provided, however, that until a default occurs in the performance of Tenant's obligations under this Lease, Tenant shall have the right to receive and collect the sublease rentals. Landlord shall not, by reason of this assignment or the collection of sublease rentals, be deemed liable to the subtenant for the performance of any of Tenant's obligations under the sublease. Tenant hereby irrevocably authorizes and directs any subtenant, upon receipt of a written notice from Landlord stating that an uncured default exists in the performance of Tenant's obligations under this Lease, to pay to Landlord all sums then and thereafter due under the sublease. Tenant agrees that the subtenant may rely on that notice without any duty of further inquiry and notwithstanding any notice or claim by Tenant to the contrary. Tenant shall have no right or claim against the subtenant or Landlord for any rentals so paid to Landlord.

                  (c) In the event of the termination of this Lease, Landlord may, at its sole option, take over Tenant's entire interest in any sublease and, upon notice from Landlord, the subtenant shall attorn to Landlord. In no event, however, shall Landlord be liable for any previous act or omission by Tenant under the sublease or for the return of any advance rental payments or deposits under the sublease that have not been actually delivered to Landlord, nor shall Landlord be bound by any sublease modification executed without Landlord's consent or for any advance rental payment by the subtenant in excess of one month's rent. The general provisions of this Lease, including without limitation those pertaining to insurance and indemnification, shall be deemed incorporated by reference into the sublease despite the termination of this Lease.

         SECTION 9.4. CERTAIN TRANSFERS. The sale of all or substantially all of Tenant's assets (other than bulk sales in the ordinary course of business) or, if Tenant is a corporation, a limited liability company, an unincorporated association, or a partnership, the transfer, assignment or hypothecation of any stock or interest in such corporation, limited liability company, association, or partnership in the aggregate of fifty percent (50%) (except for publicly traded shares of stock constituting a transfer of fifty percent (50%) or more in the aggregate, so long as no change in the controlling interest of Tenant occurs as a result thereof) shall be deemed an assignment within the meaning and provisions of this Article. Notwithstanding the foregoing, Landlord's consent shall not be required for the assignment of this Lease as a result of a merger by Tenant with or into another entity, so long as (i) the net worth of the successor entity after such merger or sale is at least equal to the greater of the net worth of Tenant as of the execution of this Lease by Landlord or the net worth of Tenant immediately prior to the date of such merger or sale, evidence of which, satisfactory to Landlord, shall be presented to Landlord prior to such merger or sale, (ii) Tenant shall provide to Landlord, prior to such merger or sale, written notice of such merger or sale and such assignment documentation and other information as Landlord may request in connection therewith, and (iii) all of the other terms and requirements of this Article shall apply with respect to such assignment. Landlord's consent shall also not be required for the transfer or assignment of any stock or interest in Tenant made as a result of the death or incapacity of the holder of such stock or interest, or made for estate planning purposes where the initial holder of such stock or interest continues to indirectly hold or control such stock or interest.


                       ARTICLE X. INSURANCE AND INDEMNITY


         SECTION 10.1. TENANT'S INSURANCE. Tenant, at its sole cost and expense, shall provide and maintain in effect the insurance described in Exhibit D. Evidence of that insurance must be delivered to Landlord prior to the Commencement Date.

         SECTION 10.2. LANDLORD'S INSURANCE. Landlord shall provide the following types of insurance, with or without deductible and in amounts and coverages as may be determined by Landlord in its discretion: "all risk" property insurance, subject to standard exclusions, covering the Building for its full replacement cost, and may, at its election, provide insurance for such other risks as Landlord or its mortgagees may from time to time deem appropriate, including leasehold improvements made by Landlord, and commercial general liability coverage. Landlord shall not be required to carry insurance of any kind on Tenant's property, including leasehold improvements, trade fixtures, furnishings, equipment, plate glass, signs and all other items of personal property, and shall not be obligated to repair or replace that property should damage occur. All proceeds of insurance maintained by Landlord upon the Building shall be the property of Landlord, whether or not Landlord is obligated to or elects to make any repairs. At Landlord's option, Landlord may self-insure all or any portion of the risks for which Landlord is required or elects to provide insurance hereunder or may provide the same through blanket policies.

         SECTION 10.3. TENANT'S INDEMNITY. Except to the extent caused by Landlord's sole active negligence or willful misconduct, to the fullest extent permitted by law, Tenant shall defend, indemnify, protect, save and hold harmless Landlord, its agents, and any and all affiliates of Landlord, including, without limitation, any corporations or other entities controlling, controlled by or under common control with Landlord, from and against any and all claims, liabilities, costs or expenses arising either before or after the Commencement Date from Tenant's use or occupancy of the Premises or the Building, or from the conduct of its business, or from any activity, work, or thing done, permitted or suffered by Tenant or its agents, employees, invitees or licensees in or about the Premises or the Building, or from any default in the performance of any obligation on Tenant's part to be performed under this Lease, or from any act or negligence of Tenant or its agents, employees, visitors, patrons, guests, invitees or licensees. Landlord may, at its option, require Tenant to assume Landlord's defense in any action covered by this Section through counsel satisfactory to Landlord. The provisions of this Section shall expressly survive the expiration or sooner termination of this Lease.

         SECTION 10.4. LANDLORD'S NONLIABILITY. Landlord shall not be liable to Tenant, its employees, agents and invitees, and Tenant hereby waives all claims against Landlord for loss of or damage to any property, or any injury to any person, or loss or interruption of business or income, or any other loss, cost, damage, injury or liability whatsoever (including without limitation any consequential damages and lost profit or opportunity costs) resulting from, but not limited to, Acts of God, acts of civil disobedience or insurrection, fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak or flow from or into any part of the Building or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, electrical works or other fixtures in the Building. It is understood that any such condition may require the temporary evacuation or closure of all or a portion of the Building. Except as provided in Sections 11.1 and 12.1 below, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business (including without limitation consequential damages and lost profit or opportunity costs) arising from the making of any repairs, alterations or improvements to any portion of the Building, including repairs to the Premises, nor shall any related activity by Landlord constitute an actual or constructive eviction; provided, however, that in making repairs, alterations or improvements, Landlord shall interfere as little as reasonably practicable with the conduct of Tenant's business in the Premises. Neither Landlord nor its agents shall be liable for interference with light or other similar intangible interests. Tenant shall immediately notify Landlord in case of fire or accident in the Premises or the Building and of defects in any improvements or equipment.

         SECTION 10.5. WAIVER OF SUBROGATION. Landlord and Tenant each hereby waives all rights of recovery against the other and the other's agents on account of loss and damage occasioned to the property of such waiving party to the extent only that such loss or damage is required to be insured against under any "all risk" property insurance policies required by this Article X; provided however, that (i) the foregoing waiver shall not apply to the extent of Tenant's obligations to pay deductibles under any such policies and this Lease, and (ii) if any loss is due to the act, omission or negligence or willful misconduct of Tenant or its agents, employees, contractors, guests or invitees, Tenant's liability insurance shall be primary and shall cover all losses and damages prior to any other insurance hereunder. By this waiver it is the intent of the parties that neither Landlord nor Tenant shall be liable to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage insured against under any "all-risk" property insurance policies required by this Article, even though such loss or damage might be occasioned by the negligence of such party, its agents, employees, contractors, guests or invitees. The provisions of this Section shall not limit the indemnification provisions elsewhere contained in this Lease.

                        ARTICLE XI. DAMAGE OR DESTRUCTION


         SECTION 11.1.  RESTORATION.

                  (a) If the Building is damaged, Landlord shall repair that damage as soon as reasonably possible, at its expense, unless: (i) Landlord reasonably determines that the cost of repair is not covered by Landlord's "all-risk" fire and extended coverage insurance plus such additional amounts Tenant elects, at its option, to contribute, excluding however the deductible (for which Tenant shall be responsible for Tenant's proportionate share); (ii) Landlord reasonably determines that the Premises cannot, with reasonable diligence, be fully repaired by Landlord (or cannot be safely repaired because of the presence of hazardous factors, including without limitation Hazardous Materials, earthquake faults, and other similar dangers) within two hundred seventy (270) days after the date of the damage; (iii) an event of default by Tenant has occurred and is continuing at the time of such damage; or (iv) the damage occurs during the final twelve (12) months of the Term and repair of the same would cost in excess of thirty percent (30%) of the full replacement cost of the Building. Should Landlord elect not to repair the damage for one of the preceding reasons, Landlord shall so notify Tenant in writing within sixty (60) days after the damage occurs and this Lease shall terminate as of the date of that notice.

                  (b) Unless Landlord elects to terminate this Lease in accordance with subsection (a) above, this Lease shall continue in effect for the remainder of the Term; provided that so long as Tenant is not in default under this Lease, if the damage is so extensive that Landlord reasonably determines that the Premises cannot, with reasonable diligence, be repaired by Landlord (or cannot be safely repaired because of the presence of hazardous factors, earthquake faults, and other similar dangers) so as to allow Tenant's substantial use and enjoyment of the Premises within two hundred seventy (270) days after the date of damage, then Tenant may elect to terminate this Lease by written notice to Landlord within the sixty (60) day period stated in subsection
(a).

                  (c) Commencing on the date of any damage to the Building, and ending on the sooner of the date the damage is repaired or the date this Lease is terminated, the rental to be paid under this Lease shall be abated in the same proportion that the floor area of the Building that is rendered unusable by the damage from time to time bears to the total floor area of the Building, but only to the extent that any business interruption insurance coverage required to be maintained by Tenant in accordance with Exhibit D has been properly maintained in effect.

                  (d) Notwithstanding the provisions of subsections (a), (b) and
(c) of this Section, and subject to the provisions of Section 10.5 above, the cost of any repairs shall be borne by Tenant, and Tenant shall not be entitled to rental abatement or termination rights, if the damage is due to the fault or neglect of Tenant or its employees, subtenants, invitees or representatives. In addition, the provisions of this Section shall not be deemed to require Landlord to repair any improvements or fixtures that Tenant is obligated to repair or insure pursuant to any other provision of this Lease.

                  (e) Tenant shall fully cooperate with Landlord in removing Tenant's personal property and any debris from the Premises to facilitate all inspections of the Premises and the making of any repairs. Notwithstanding anything to the contrary contained in this Lease, if Landlord in good faith believes there is a risk of injury to persons or damage to property from entry into the Building or Premises following any damage or destruction thereto, Landlord may restrict entry into the Building or the Premises by Tenant, its employees, agents and contractors in a non-discriminatory manner, without being deemed to have violated Tenant's rights of quiet enjoyment to, or made an unlawful detainer of, or evicted Tenant from, the Premises. Upon request, Landlord shall consult with Tenant to determine if there are safe methods of entry into the Building or the Premises solely in order to allow Tenant to retrieve files, data in computers, and necessary inventory, subject however to all indemnities and waivers of liability from Tenant to Landlord contained in this Lease and any additional indemnities and waivers of liability which Landlord may require.

         SECTION 11.2. LEASE GOVERNS. Tenant agrees that the provisions of this Lease, including without limitation Section 11.1, shall govern any damage or destruction and shall accordingly supersede any contrary statute or rule of law.


                           ARTICLE XII. EMINENT DOMAIN


         SECTION 12.1. TOTAL OR PARTIAL TAKING. If all or a material portion of the Premises is taken by any lawful authority by exercise of the right of eminent domain, or sold to prevent a taking, either Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to the authority. In the event title to a portion of the Premises is taken or sold in lieu of taking, and if Landlord elects to restore the Premises in such a way as to alter the Premises materially, either party may terminate this Lease, by written notice to the other party, effective on the date of vesting of title. In the event neither party has elected to terminate this Lease as provided above, then Landlord shall promptly, after receipt of a sufficient condemnation award, proceed to restore the Premises to substantially their condition prior to the taking, and a proportionate allowance shall be made to Tenant for the rent corresponding to the time during which, and to the part of the Premises of which, Tenant is deprived on account of the taking and restoration. In the event of a taking, Landlord shall be entitled to the entire amount of the condemnation award without deduction for any estate or interest of Tenant; provided that nothing in this Section shall be deemed to give Landlord any interest in, or prevent Tenant from seeking any award against the taking authority for, the taking of personal property and fixtures belonging to Tenant, for Tenant's goodwill or for relocation or business interruption expenses recoverable from the taking authority.

         SECTION 12.2. TEMPORARY TAKING. No temporary taking of the Premises shall terminate this Lease or give Tenant any right to abatement of rent, and any award specifically attributable to a temporary taking of the Premises shall belong entirely to Tenant. A temporary taking shall be deemed to be a taking of the use or occupancy of the Premises for a period of not to exceed one hundred eighty (180) days.

         SECTION 12.3. TAKING OF PARKING AREA. In the event there shall be a taking of the parking area such that Landlord can no longer provide sufficient parking to comply with this Lease, Landlord may substitute reasonably equivalent parking in a location reasonably close to the Building; provided that if Landlord fails to make that substitution within one hundred eighty (180) days following the taking and if the taking materially impairs Tenant's use and enjoyment of the Premises, Tenant may, at its option, terminate this Lease by written notice to Landlord. If this Lease is not so terminated by Tenant, there shall be no abatement of rent and this Lease shall continue in effect.


          ARTICLE XIII. SUBORDINATION; ESTOPPEL CERTIFICATE; FINANCIALS


         SECTION 13.1. SUBORDINATION. At the option of Landlord, this Lease shall be either superior or subordinate to all ground or underlying leases, mortgages and deeds of trust, if any, which may hereafter affect the Premises, and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, that so long as Tenant is not in default under this Lease, this Lease shall not be terminated or Tenant's quiet enjoyment of the Premises disturbed in the event of termination of any such ground or underlying lease, or the foreclosure of any such mortgage or deed of trust, to which Tenant has subordinated this Lease pursuant to this Section. In the event of a termination or foreclosure, Tenant shall become a tenant of and attorn to the successor-in-interest to Landlord upon the same terms and conditions as are contained in this Lease, and shall execute any instrument reasonably required by Landlord's successor for that purpose. Tenant shall also, within fifteen (15) days after its receipt of written request from Landlord, execute and deliver all instruments as may be reasonably required from time to time to subordinate the rights of Tenant under this Lease to any ground or underlying lease or to the lien of any mortgage or deed of trust (provided that such instruments include the nondisturbance and attornment provisions set forth above), or, if requested by Landlord, to subordinate, in whole or in part, any ground or underlying lease or the lien of any mortgage or deed of trust to this Lease. Tenant further agrees to subordinate its right under this Lease to covenants, conditions or restrictions which Landlord expects to record after the date of this Lease and which would be uniformly applicable to the area commonly referred to by Landlord as Spectrum 7.

         SECTION 13.2.  ESTOPPEL CERTIFICATE.

                  (a) Each party shall, at any time upon not less than ten (10) days prior written notice from the other party, execute, acknowledge and deliver to the requesting party, in any form that the requesting party may reasonably require, a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of the modification and certifying that this Lease, as modified, is in full force and effect) and the dates to which the rental, additional rent and other charges have been paid in advance, if any, and (ii) acknowledging that, to such party's knowledge, there are no uncured defaults on the part of the requesting party, or specifying each default if any are claimed, and (iii) setting forth all further information that the requesting party may reasonably require. Such statement may be relied upon by any prospective purchaser or encumbrancer of the Premises or any assignee of or sublessee under this Lease.

                  (b) Notwithstanding any other rights and remedies of the parties hereunder, any party's failure to deliver any estoppel statement within the provided time shall be conclusive upon such party that (i) this Lease is in full force and effect, without modification, (ii) there are no uncured defaults in such party's performance, and (iii) not more than one month's rental has been paid in advance.

         SECTION 13.3  FINANCIALS.

                  (a) Tenant shall deliver to Landlord, prior to the execution of this Lease and thereafter at any time upon Landlord's request (which request shall not be made more frequently than once in any twelve month period), Tenant's current tax returns and financial statements, certified true, accurate and complete by the chief financial officer of Tenant, including a balance sheet and profit and loss statement for the most recent prior year (collectively, the "Statements"), which Statements shall accurately and completely reflect the financial condition of Tenant. Landlord agrees that it will keep the Statements confidential, except that Landlord shall have the right to deliver the same to any proposed purchaser or encumbrancer of the Premises that, in Tenant's reasonable judgment, is not a competitor of Tenant.

                  (b) Tenant acknowledges that Landlord is relying on the Statements in its determination to enter into this Lease, and Tenant represents to Landlord, which representation shall be deemed made on the date of this Lease and again on the Commencement Date, that no material change in the financial condition of Tenant, as reflected in the Statements, has occurred since the date Tenant delivered the Statements to Landlord. The Statements are represented and warranted by Tenant to be correct and to accurately and fully reflect Tenant's true financial condition as of the date of submission by any Statements to Landlord.


                       ARTICLE XIV. DEFAULTS AND REMEDIES


         SECTION 14.1. TENANT'S DEFAULTS. In addition to any other event of default set forth in this Lease, the occurrence of any one or more of the following events shall constitute a default by Tenant:

                  (a) The failure by Tenant to make any payment of rent or additional rent required to be made by Tenant, as and when due, where the failure continues for a period of ten (10) days after written notice from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 and 1161(a) as amended. For purposes of these default and remedies provisions, the term "additional rent" shall be deemed to include all amounts of any type whatsoever other than Basic Rent to be paid by Tenant pursuant to the terms of this Lease.

                  (b) Assignment, sublease, encumbrance or other transfer of the Lease by Tenant, either voluntarily or by operation of law, whether by judgment, execution, transfer by intestacy or testacy, or other means, without the prior written consent of Landlord.

                  (c) The discovery by Landlord that any financial statement provided by Tenant, or by any affiliate, successor or guarantor of Tenant, was intentionally and materially false.

                  (d) The failure of Tenant to timely and fully provide any subordination agreement, estoppel certificate or financial statements in accordance with the requirements of Article XIII.

                  (e) The failure or inability by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in any other subsection of this Section, where the failure continues for a period of thirty (30) days after written notice from Landlord to Tenant or such shorter period as is specified in any other provision of this Lease; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 and 1161(a) as amended. However, if the nature of the failure is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences the cure within thirty (30) days, and thereafter diligently pursues the cure to completion.

                  (f) (i) The making by Tenant of any general assignment for the benefit of creditors; (ii) the filing by or against Tenant of a petition to have Tenant adjudged a Chapter 7 debtor under the Bankruptcy Code or to have debts discharged or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within thirty (30) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, if possession is not restored to Tenant within thirty (30) days; (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where the seizure is not discharged within thirty (30) days; or (v) Tenant's convening of a meeting of its creditors for the purpose of effecting a moratorium upon or composition of its debts. Landlord shall not be deemed to have knowledge of any event described in this subsection unless notification in writing is received by Landlord, nor shall there be any presumption attributable to Landlord of Tenant's insolvency. In the event that any provision of this subsection is contrary to applicable law, the provision shall be of no force or effect.

         SECTION 14.2.  LANDLORD'S REMEDIES.

                  (a) In the event of any default by Tenant which remains uncured after any applicable cure periods set forth in this Lease, if any, or in the event of the abandonment of the Premises by Tenant following notice to Tenant of Landlord's belief that such abandonment has occurred, then in addition to any other remedies available to Landlord, Landlord may exercise the following remedies:

                           (i) Landlord may terminate Tenant's right to
possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. Such termination shall not affect any accrued obligations of Tenant under this Lease. Upon termination, Landlord shall have the right to reenter the Premises and remove all persons and property. Landlord shall also be entitled to recover from Tenant:

                                    (1) The worth at the time of award of the
unpaid rent and additional rent which had been earned at the time of termination;

                                    (2) The worth at the time of award of the
amount by which the unpaid rent and additional rent which would have been earned after termination until the time of award exceeds the amount of such loss that Tenant proves could have been reasonably avoided;

                                    (3) The worth at the time of award of the
amount by which the unpaid rent and additional rent for the balance of the Term after the time of award exceeds the amount of such loss that Tenant proves could be reasonably avoided;

                                    (4) Any other amount necessary to compensate
Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result from Tenant's default, including, but not limited to, the cost of recovering possession of the Premises, refurbishment of the Premises, marketing costs, commissions and other expenses of reletting, including necessary repair, the unamortized portion of any tenant improvements and brokerage commissions funded by Landlord in connection with this Lease, reasonable attorneys' fees, and any other reasonable costs; and

                                    (5) At Landlord's election, all other
amounts in addition to or in lieu of the foregoing as may be permitted by law. The term "rent" as used in this Lease shall be deemed to mean the Basic Rent and all other sums required to be paid by Tenant to Landlord pursuant to the terms of this Lease. Any sum, other than Basic Rent, shall be computed on the basis of the average monthly amount accruing during the twenty-four (24) month period immediately prior to default, except that if it becomes necessary to compute such rental before the twenty-four (24) month period has occurred, then the computation shall be on the basis of the average monthly amount during the shorter period. As used in subparagraphs (1) and (2) above, the "worth at the time of award" shall be computed by allowing interest at the rate of ten percent (10%) per annum. As used in subparagraph (3) above, the "worth at the time of award" shall be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

                           (ii) Landlord may elect not to terminate Tenant's
right to possession of the Premises, in which event Landlord may continue to enforce all of its rights and remedies under this Lease, including the right to collect all rent as it becomes due. Efforts by the Landlord to maintain, preserve or relet the Premises, or the appointment of a receiver to protect the Landlord's interests under this Lease, shall not constitute a termination of the Tenant's right to possession of the Premises. In the event that Landlord elects to avail itself of the remedy provided by this subsection (ii), Landlord shall not unreasonably withhold its consent to an assignment or subletting of the Premises subject to the reasonable standards for Landlord's consent as are contained in this Lease.

                  (b) The various rights and remedies reserved to Landlord in this Lease or otherwise shall be cumulative and, except as otherwise provided by California law, Landlord may pursue any or all of its rights and remedies at the same time.

                  (c) No delay or omission of Landlord to exercise any right or remedy shall be construed as a waiver of the right or remedy or of any default by Tenant. The acceptance by Landlord of rent shall not be a (i) waiver of any preceding breach or default by Tenant of any provision of this Lease, other than the failure of Tenant to pay the particular rent accepted, regardless of Landlord's knowledge of the preceding breach or default at the time of acceptance of rent, or (ii) a waiver of Landlord's right to exercise any remedy available to Landlord by virtue of the breach or default. The acceptance of any payment from a debtor in possession, a trustee, a receiver or any other person acting on behalf of Tenant or Tenant's estate shall not waive or cure a default under Section 14.1. No payment by Tenant or receipt by Landlord of a lesser amount than the rent required by this Lease shall be deemed to be other than a partial payment on account of the earliest due stipulated rent, nor shall any endorsement or statement on any check or letter be deemed an accord and satisfaction and Landlord shall accept the check or payment without prejudice to Landlord's right to recover the balance of the rent or pursue any other remedy available to it. No act or thing done by Landlord or Landlord's agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender shall be valid unless in writing and signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys to the Premises prior to the termination of this Lease, and the delivery of the keys to any employee shall not operate as a termination of the Lease or a surrender of the Premises.

         SECTION 14.3.  LATE PAYMENTS.

                  (a) Any rent due under this Lease that is not received by Landlord within five (5) days of the date when due shall bear interest at the maximum rate permitted by law from the date due until fully paid. The payment of interest shall not cure any default by Tenant under this Lease. In addition, Tenant acknowledges that the late payment by Tenant to Landlord of rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Those costs may include, but are not limited to, administrative, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any ground lease, mortgage or trust deed covering the Premises. Accordingly, if any rent due from Tenant shall not be received by Landlord or Landlord's designee within five (5) days after the date due, then Tenant shall pay to Landlord, in addition to the interest provided above, a late charge in a sum equal to the greater of five percent (5%) of the amount overdue or Two Hundred Fifty Dollars ($250.00) for each delinquent payment. Notwithstanding the foregoing sentence, Landlord shall not charge Tenant a late charge until five (5) days after notice from Landlord to Tenant that rent remains unpaid for the first two (2) times that rent is more than five days late during any five (5) year period during the Term. Acceptance of a late charge by Landlord shall not constitute a waiver of Tenant's default with respect to the overdue amount, nor shall it prevent Landlord from exercising any of its other rights and remedies.

                  (b) Following each second consecutive installment of rent that is not paid within five (5) days following notice of nonpayment from Landlord, Landlord shall have the option (i) to require that beginning with the first payment of rent next due, rent shall no longer be paid in monthly installments but shall be payable quarterly three (3) months in advance and/or (ii) to require that Tenant increase the amount, if any, of the Security Deposit by one hundred percent (100%). Should Tenant deliver to Landlord, at any time during the Term, two (2) or more insufficient checks, the Landlord may require that all monies then and thereafter due from Tenant be paid to Landlord by cashier's check.

         SECTION 14.4. RIGHT OF LANDLORD TO PERFORM. All covenants and agreements to be performed by Tenant under this Lease shall be performed at Tenant's sole cost and expense and without any abatement of rent or right of set-off. If Tenant fails to pay any sum of money, other than rent, or fails to perform any other act on its part to be performed under this Lease, and the failure continues beyond any applicable grace period set forth in Section 14.1, then in addition to any other available remedies, Landlord may, at its election make the payment or perform the other act on Tenant's part. Landlord's election to make the payment or perform the act on Tenant's part shall not give rise to any responsibility of Landlord to continue making the same or similar payments or performing the same or similar acts. Tenant shall, promptly upon demand by Landlord, reimburse Landlord for all sums paid by Landlord and all necessary incidental costs, together with interest at the maximum rate permitted by law from the date of the payment by Landlord. Landlord shall have the same rights and remedies if Tenant fails to pay those amounts as Landlord would have in the event of a default by Tenant in the payment of rent.

         SECTION 14.5. DEFAULT BY LANDLORD. Landlord shall not be deemed to be in default in the performance of any obligation under this Lease unless and until it has failed to perform the obligation within thirty (30) days after written notice by Tenant to Landlord specifying in reasonable detail the nature and extent of the failure; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if it commences performance within the thirty (30) day period and thereafter diligently pursues the cure to completion.

         SECTION 14.6. EXPENSES AND LEGAL FEES. All sums reasonably incurred by Landlord in connection with any event of default by Tenant under this Lease or holding over of possession by Tenant after the expiration or earlier termination of this Lease, including without limitation all costs, expenses and actual accountants, appraisers, attorneys and other professional fees, and any collection agency or other collection charges, shall be due and payable by Tenant to Landlord on demand, and shall bear interest at the rate of ten percent (10%) per annum. Should either Landlord or Tenant bring any action in connection with this Lease, the prevailing party shall be entitled to recover as a part of the action its reasonable attorneys' fees, and all other costs. The prevailing party for the purpose of this paragraph shall be determined by the trier of the facts.

         SECTION 14.7. WAIVER OF JURY TRIAL. LANDLORD AND TENANT EACH ACKNOWLEDGES THAT IT IS AWARE OF AND HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH RESPECT TO ITS RIGHTS TO TRIAL BY JURY, AND EACH PARTY DOES HEREBY EXPRESSLY AND KNOWINGLY WAIVE AND RELEASE ALL SUCH RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER (AND/OR AGAINST ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, OR SUBSIDIARY OR AFFILIATED ENTITIES) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, TENANT'S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM OF INJURY OR DAMAGE.

         SECTION 14.8. SATISFACTION OF JUDGMENT. The obligations of Landlord do not constitute the personal obligations of the individual partners, trustees, directors, officers or shareholders of Landlord or its constituent partners. The obligations of Tenant do not constitute the personal obligations of the individual partners, trustees, directors, officers or shareholders of Tenant or its constituent partners. Should Tenant recover a money judgment against Landlord, such judgment shall be satisfied only to the extent of the fair market value of the Building and/or the Site or out of the rent or other income from such property receivable by Landlord or out of consideration received by Landlord from the sale or other disposition of all or any part of the Building and/or the Site, and no action may be sought or obtained by Tenant beyond such value.

         SECTION 14.9. LIMITATION OF ACTIONS AGAINST LANDLORD. Any claim, demand or right of any kind by Tenant which is based upon or arises in connection with this Lease shall be barred unless Tenant commences an action thereon within six
(6) months after the date that the act, omission, event or default upon which the claim, demand or right arises, has occurred.


                             ARTICLE XV. END OF TERM


         SECTION 15.1. HOLDING OVER. This Lease shall terminate without further notice upon the expiration of the Term, and any holding over by Tenant after the expiration shall not constitute a renewal or extension of this Lease, or give Tenant any rights under this Lease, except when in writing signed by both parties. If Tenant holds over for any period after the expiration (or earlier termination) of the Term without the prior written consent of Landlord, such possession shall constitute a tenancy at sufferance only; such holding over with the prior written consent of Landlord shall constitute a month-to-month tenancy commencing on the first (1st) day following the termination of this Lease. In either of such events, possession shall be subject to all of the terms of this Lease, except that the monthly Basic Rent shall be the greater of (a) one hundred fifty percent (150%) for the first two months of any holdover period, and thereafter one hundred seventy-five percent (175%), of the Basic Rent for the month immediately preceding the date of termination or (b) the then currently scheduled Basic Rent for comparable space in the Building. If Tenant fails to surrender the Premises upon the expiration of this Lease despite demand to do so by Landlord, Tenant shall indemnify and hold Landlord harmless from all loss or liability, including without limitation, any claims made by any succeeding tenant relating to such failure to surrender. Acceptance by Landlord of rent after the termination shall not constitute a consent to a holdover or result in a renewal of this Lease. The foregoing provisions of this Section are in addition to and do not affect Landlord's right of re-entry or any other rights of Landlord under this Lease or at law.

         SECTION 15.2. MERGER ON TERMINATION. The voluntary or other surrender of this Lease by Tenant, or a mutual termination of this Lease, shall terminate any or all existing subleases unless Landlord, at its option, elects in writing to treat the surrender or termination as an assignment to it of any or all subleases affecting the Premises.

         SECTION 15.3. SURRENDER OF PREMISES; REMOVAL OF PROPERTY. Upon the Expiration Date or upon any earlier termination of this Lease, Tenant shall quit and surrender possession of the Premises to Landlord in as good order, condition and repair as when received or as hereafter may be improved by Landlord or Tenant, reasonable wear and tear and repairs which are Landlord's obligation excepted, and shall, without expense to Landlord, remove or cause to be removed from the Premises all personal property and debris, except for any items that Landlord may by written authorization allow to remain. Tenant shall repair all damage to the Premises resulting from the removal, which repair shall include the patching and filling of holes and repair of structural damage, provided that Landlord may instead elect to repair any structural damage at Tenant's expense. If Tenant shall fail to comply with the provisions of this Section, Landlord may effect the removal and/or make any repairs, and the cost to Landlord shall be additional rent payable by Tenant upon demand. If Tenant fails to remove Tenant's personal property from the Premises upon the expiration of the Term, Landlord may remove, store, dispose of and/or retain such personal property, at Landlord's option, in accordance with then applicable laws, all at the expense of Tenant. If requested by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an instrument in writing releasing and quitclaiming to Landlord all right, title and interest of Tenant in the Premises.


                        ARTICLE XVI. PAYMENTS AND NOTICES


         All sums payable by Tenant to Landlord shall be paid, without deduction or offset, in lawful money of the United States to Landlord at its address set forth in Item 12 of the Basic Lease Provisions, or at any other place as Landlord may designate in writing. Unless this Lease expressly provides otherwise, as for example in the payment of rent pursuant to Section 4.1, all payments shall be due and payable within five (5) days after demand. All payments requiring proration shall be prorated on the basis of a thirty (30) day month and a three hundred sixty (360) day year. Any notice, election, demand, consent, approval or other communication to be given or other document to be delivered by either party to the other may be delivered in person or by courier or overnight delivery service to the other party, or may be deposited in the United States mail, duly registered or certified, postage prepaid, return receipt requested, and addressed to the other party at the address set forth in
Item 12 of the Basic Lease Provisions, or if to Tenant, at that address or, from and after the Commencement Date, at the Premises (whether or not Tenant has departed from, abandoned or vacated the Premises), or may be delivered by telegram, telex or telecopy, provided that receipt thereof is telephonically confirmed. Either party may, by written notice to the other, served in the manner provided in this Article, designate a different address. If any notice or other document is sent by mail, it shall be deemed served or delivered three (3) days after mailing. If more than one person or entity is named as Tenant under this Lease, service of any notice upon any one of them shall be deemed as service upon all of them.


                       ARTICLE XVII. RULES AND REGULATIONS


         Tenant agrees to observe faithfully and comply strictly with the Rules and Regulations, attached as Exhibit E, and any reasonable and nondiscriminatory amendments, modifications and/or additions as may be adopted and published by written notice to tenants by Landlord for the safety, care, security, good order, or cleanliness of the Premises. Landlord shall not be liable to Tenant for any violation of the Rules and Regulations or the breach of any covenant or condition in any lease by any other tenant or such tenant's agents, employees, contractors, quests or invitees. One or more waivers by Landlord of any breach of the Rules and Regulations by Tenant or by any other tenant(s) shall not be a waiver of any subsequent breach of that rule or any other. Tenant's failure to keep and observe the Rules and Regulations shall constitute a default under this Lease. In the case of any conflict between the Rules and Regulations and this Lease, this Lease shall be controlling.


                       ARTICLE XVIII. BROKER'S COMMISSION


         The parties recognize as the broker(s) who negotiated this Lease the firm(s), if any, whose name(s) is (are) stated in Item 10 of the Basic Lease Provisions, and agree that Landlord shall be responsible for the payment of brokerage commissions to those broker(s) unless otherwise provided in this Lease. Each party warrants that it has had no dealings with any other real estate broker or agent in connection with the negotiation of this Lease, and each party agrees to indemnify and hold the other harmless from any cost, expense or liability (including reasonable attorneys' fees) for any compensation, commissions or charges claimed by any other real estate broker or agent employed or claiming to represent or to have been employed by the indemnifying party in connection with the negotiation of this Lease. The foregoing agreement shall survive the termination of this Lease. If Tenant fails to take possession of the Premises or if this Lease otherwise terminates prior to the Expiration Date as the result of failure of performance by Tenant, Landlord shall be entitled to recover from Tenant the unamortized portion of any brokerage commission funded by Landlord in addition to any other damages to which Landlord may be entitled.


                  ARTICLE XIX. TRANSFER OF LANDLORD'S INTEREST


         In the event of any transfer of Landlord's interest in the Premises, the transferor shall be automatically relieved of all obligations on the part of Landlord accruing under this Lease from and after the date of the transfer, provided that any funds held by the transferor in which Tenant has an interest shall be turned over, subject to that interest, to the transferee and Tenant is notified of the transfer as required by law. No holder of a mortgage and/or deed of trust to which this Lease is or may be subordinate, and no landlord under a so-called sale-leaseback, shall be responsible in connection with the Security Deposit, unless the mortgagee or holder of the deed of trust or the landlord actually receives the Security Deposit. It is intended that the covenants and obligations contained in this Lease on the part of Landlord shall, subject to the foregoing, be binding on Landlord, its successors and assigns, only during and in respect to their respective successive periods of ownership.


                           ARTICLE XX. INTERPRETATION


         SECTION 20.1. GENDER AND NUMBER. Whenever the context of this Lease requires, the words "Landlord" and "Tenant" shall include the plural as well as the singular, and words used in neuter, masculine or feminine genders shall include the others.

         SECTION 20.2. HEADINGS. The captions and headings of the articles and sections of this Lease are for convenience only, are not a part of this Lease and shall have no effect upon its construction or interpretation.

         SECTION 20.3. JOINT AND SEVERAL LIABILITY. If more than one person or entity is named as Tenant, the obligations imposed upon each shall be joint and several and the act of or notice from, or notice or refund to, or the signature of, any one or more of them shall be binding on all of them with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, termination or modification of this Lease.

         SECTION 20.4. SUCCESSORS. Subject to Articles IX and XIX, all rights and liabilities given to or imposed upon Landlord and Tenant shall extend to and bind their respective heirs, executors, administrators, successors and assigns. Nothing contained in this Section is intended, or shall be construed, to grant to any person other than Landlord and Tenant and their successors and assigns any rights or remedies under this Lease.

         SECTION 20.5. TIME OF ESSENCE. Time is of the essence with respect to the performance of every provision of this Lease.

         SECTION 20.6. CONTROLLING LAW. This Lease shall be governed by and interpreted in accordance with the laws of the State of California.

         SECTION 20.7. SEVERABILITY. If any term or provision of this Lease, the deletion of which would not adversely affect the receipt of any material benefit by either party or the deletion of which is consented to by the party adversely affected, shall be held invalid or unenforceable to any extent, the remainder of this Lease shall not be affected and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

         SECTION 20.8. WAIVER AND CUMULATIVE REMEDIES. One or more waivers by Landlord or Tenant of any breach of any term, covenant or condition contained in this Lease shall not be a waiver of any subsequent breach of the same or any other term, covenant or condition. Consent to any act by one of the parties shall not be deemed to render unnecessary the obtaining of that party's consent to any subsequent act. No breach by Tenant of this Lease shall be deemed to have been waived by Landlord unless the waiver is in a writing signed by Landlord. The rights and remedies of Landlord under this Lease shall be cumulative and in addition to any and all other rights and remedies which Landlord may have.

         SECTION 20.9. INABILITY TO PERFORM. In the event that either party shall be delayed or hindered in or prevented from the performance of any work or in performing any act required under this Lease by reason of any cause beyond the reasonable control of that party, then the performance of the work or the doing of the act shall be excused for the period of the delay and the time for performance shall be extended for a period equivalent to the period of the delay. The provisions of this Section shall not operate to excuse Tenant from the prompt payment of rent or from the timely performance of any other obligation under this Lease within Tenant's reasonable control.

         SECTION 20.10. ENTIRE AGREEMENT. This Lease and its exhibits and other attachments cover in full each and every agreement of every kind between the parties concerning the Premises and the Building, and all preliminary negotiations, oral agreements, understandings and/or practices, except those contained in this Lease, are superseded and of no further effect. Tenant waives its rights to rely on any representations or promises made by Landlord or others which are not contained in this Lease. No verbal agreement or implied covenant shall be held to modify the provisions of this Lease, any statute, law, or custom to the contrary notwithstanding.

         SECTION 20.11. QUIET ENJOYMENT. Upon the observance and performance of all the covenants, terms and conditions on Tenant's part to be observed and performed, and subject to the other provisions of this Lease, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term without hindrance or interruption by Landlord or any other person claiming by or through Landlord.

         SECTION 20.12. SURVIVAL. All covenants of Landlord or Tenant which reasonably would be intended to survive the expiration or sooner termination of this Lease, including without limitation any warranty or indemnity hereunder, shall so survive and continue to be binding upon and inure to the benefit of the respective parties and their successors and assigns.


                      ARTICLE XXI. EXECUTION AND RECORDING


         SECTION 21.1. COUNTERPARTS. This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement.

         SECTION 21.2. CORPORATE AND PARTNERSHIP AUTHORITY. If Tenant is a corporation or partnership, each individual executing this Lease on behalf of the corporation or partnership represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of the corporation or partnership, and that this Lease is binding upon the corporation or partnership in accordance with its terms. Tenant shall, at Landlord's request, deliver a certified copy of its board of directors' resolution or partnership agreement or certificate authorizing or evidencing the execution of this Lease.

         SECTION 21.3. EXECUTION OF LEASE; NO OPTION OR OFFER. The submission of this Lease to Tenant shall be for examination purposes only, and shall not constitute an offer to or option for Tenant to lease the Premises. Execution of this Lease by Tenant and its return to Landlord shall not be binding upon Landlord, notwithstanding any time interval, until Landlord has in fact executed and delivered this Lease to Tenant, it being intended that this Lease shall only become effective upon execution by Landlord and delivery of a fully executed counterpart to Tenant.

         SECTION 21.4. RECORDING. Tenant shall not record this Lease without the prior written consent of Landlord. Tenant, upon the request of Landlord, shall execute and acknowledge a "short form" memorandum of this Lease for recording purposes.

         SECTION 21.5. AMENDMENTS. No amendment or termination of this Lease shall be effective unless in writing signed by authorized signatories of Tenant and Landlord, or by their respective successors in interest. No actions, policies, oral or informal arrangements, business dealings or other course of conduct by or between the parties shall be deemed to modify this Lease in any respect.

         SECTION 21.6. EXECUTED COPY. Any fully executed photocopy or similar reproduction of this Lease shall be deemed an original for all purposes.

         SECTION 21.7. ATTACHMENTS. All exhibits, amendments, riders and addenda attached to this Lease are hereby incorporated into and made a part of this Lease.


                           ARTICLE XXII. MISCELLANEOUS


         SECTION 22.1. NONDISCLOSURE OF LEASE TERMS. Tenant acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord. Disclosure of the terms could adversely affect the ability of Landlord to negotiate other leases and impair Landlord's relationship with other tenants. Accordingly, Tenant agrees that it, and its partners, officers, directors, employees and attorneys, shall not intentionally and voluntarily disclose the terms and conditions of this Lease to any other tenant or apparent prospective tenant of the Landlord, either directly or indirectly, without the prior written consent of Landlord, provided, however, that Tenant may disclose the terms to prospective subtenants or assignees under this Lease or to any entity contemplating a merger with Tenant or the acquisition of all or substantially all of Tenant's assets, stock or membership interests.

         SECTION 22.2. GUARANTY. As a condition to the execution of this Lease by Landlord, the obligations, covenants and performance of the Tenant as herein provided shall be guaranteed in writing by the Guarantor(s) listed in Item 7 of the Basic Lease Provisions, if any, on a form of guaranty provided by Landlord.

         SECTION 22.3. CHANGES REQUESTED BY LENDER. If, in connection with obtaining financing for the Building, the lender shall request reasonable modifications in this Lease as a condition to the financing, Tenant will not unreasonably withhold or delay its consent, provided that the modifications do not materially increase the obligations of Tenant or materially and adversely affect the leasehold interest created by this Lease.

         SECTION 22.4. MORTGAGEE PROTECTION. No act or failure to act on the part of Landlord which would otherwise entitle Tenant to be relieved of its obligations hereunder or to terminate this Lease shall result in such a release or termination unless (a) Tenant has given notice by registered or certified mail to any beneficiary of a deed of trust or mortgage covering the Premises whose address has been furnished to Tenant and (b) such beneficiary is afforded a reasonable opportunity to cure the default by Landlord (which in no event shall be less than sixty (60) days), including, if necessary to effect the cure, time to obtain possession of the Premises by power of sale or judicial foreclosure provided that such foreclosure remedy is diligently pursued. Tenant agrees that each beneficiary of a deed of trust or mortgage covering the Premises is an express third party beneficiary hereof, Tenant shall have no right or claim for the collection of any deposit from such beneficiary or from any purchaser at a foreclosure sale unless such beneficiary or purchaser shall have actually received and not refunded the deposit, and Tenant shall comply with any written directions by any beneficiary to pay rent due hereunder directly to such beneficiary without determining whether an event of default exists under such beneficiary's deed of trust.

         SECTION 22.5. COVENANTS AND CONDITIONS. All of the provisions of this Lease shall be construed to be conditions as well as covenants as though the words specifically expressing or imparting covenants and conditions were used in each separate provision.

         SECTION 22.6. SECURITY MEASURES. Tenant hereby acknowledges that Landlord shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises. Tenant assumes all responsibility for the protection of Tenant, its agents, invitees and property from acts of third parties. Nothing herein contained shall prevent Landlord, at its sole option, after written notice to Tenant from providing security protection for the Premises or any part thereof, in which event the cost thereof shall be included within the definition of Building Costs.

         SECTION 22.7. OFF-SITE OBLIGATIONS. Tenant understands and acknowledges that the parcel located easterly of the Premises is utilized in a manner which may create dust and noise from time to time and that the current occupant of such parcel is obligated by law and under contract with Landlord to not operate its business upon such parcel so as to create a public or private nuisance. During the Term, Landlord shall use its good faith efforts to enforce its rights to prohibit operation of the parcel located easterly of the Site in a manner which would constitute a public or private nuisance. Such efforts shall include, if necessary, legal action(s) against the subject parcel owner, if and to the extent such action(s) are warranted and have a reasonable likelihood of success as determined in the sole and absolute discretion of Landlord. The foregoing obligation is personal to Landlord, and shall not be binding on or enforceable against any successor-in-interest to Landlord in the event of a transfer of the Premises, including without limitation, the holder of the beneficial interest under any mortgage or deed of trust taking title by way of foreclosure or deed-in-lieu of foreclosure.


LANDLORD:                                     TENANT:

THE IRVINE COMPANY,                           MEADE INSTRUMENTS CORP.,
a Michigan corporation                        a California corporation

By:   /s/ CLARENCE W. BARKER                  By:   /s/ STEVEN MURDOCK
      -------------------------------------         ----------------------------
      Clarence W. Barker,                           Steven Murdock,
      President, Irvine Industrial Company,         President and Chief
      a division of The Irvine Company              Operating Officer



By:   /s/ RICHARD G. SIM                      By:   /s/ BRENT CHRISTENSEN
      -------------------------------------         ----------------------------
      Richard G. Sim,                               Brent Christensen,
      Executive Vice President                      Chief Financial Officer

                                    EXHIBIT A

                                    [GRAPHIC]

                                    EXHIBIT B

                            IRVINE INDUSTRIAL COMPANY
                         HAZARDOUS MATERIALS SURVEY FORM

         The purpose of this form is to obtain information regarding the use of hazardous substances on Irvine Industrial Company property. Prospective tenants and contractors should answer the questions in light of their proposed operations on the premises. Existing tenants and contractors should answer the questions as they relate to ongoing operations on the premises and should update any information previously submitted.

         If additional space is needed to answer the questions, you may attach separate sheets of paper to this form. When completed, the form should be sent to the following address:

                       ___________________________________
                       ___________________________________
                       ___________________________________
                       ___________________________________
                           (insert address of Property
                               Management Company)

Your cooperation in this matter is appreciated. If you have any questions, please do not hesitate to call [insert name of Property Manager] at [insert phone number] for assistance.

1.       GENERAL INFORMATION

         Name of Responding Company:____________________________________________
________________

         Check all that apply:  Tenant ( )   Contractor ( )   Prospective ( )
         Existing ( )

         Mailing Address:_______________________________________________________
________________

         Contact Person & Title:________________________________________________
________________

         Telephone Number: (   )_______ - _______________________

         Address of Leased Premises:____________________________________________
________________

         Length of Lease or Contract Term:______________________________________
________________

         Describe the proposed operations to take place on the property, including principal products manufactured or services to be conducted. Existing tenants and contractors should describe any proposed changes to ongoing operations.

________________________________________________________________________________
________________

________________________________________________________________________________
________________

2.       STORAGE OF HAZARDOUS MATERIALS

         2.1      Will any hazardous materials be used or stored on-site?

                  Wastes                    Yes ( )         No ( )
                  Chemical Products         Yes ( )         No ( )
                  Biological Hazards/       Yes ( )         No ( )
                  Infectious Wastes         Yes ( )         No ( )
                  Radioactive Materials     Yes ( )         No ( )

         2.2 List any hazardous materials to be used or stored, the quantities that will be on-site at any given time, and the location and method of storage (e.g., bottles in storage closet on the premises).

                               Location and Method

                        Waste/Products            of Storage            Quantity

                  __________________       _________________      _____________
                  __________________       _________________      _____________
                  __________________       _________________      _____________
                  __________________       _________________      _____________

         2.3 Is any underground storage of hazardous substances proposed or currently conducted on the premises? Yes ( ) No ( )

                  If yes, describe the materials to be stored, and the size and construction of the tank. Attach copies of any permits obtained for the underground storage of such substances.______
                  ______________________________________________________________
                  __________________

3.       SPILLS

         3.1 During the past year, have any spills occurred on the premises? Yes ( ) No ( )

                  If so, please describe the spill and attach the results of any testing conducted to determine the extent of such spills.

         3.2 Were any agencies notified in connection with such spills? Yes ( ) No ( )

                  If so, attach copies of any spill reports or other correspondence with regulatory agencies.

         3.3 Were any clean-up actions undertaken in connection with the spills? Yes ( ) No ( )

                  If so, briefly describe the actions taken. Attach copies of any clearance letters obtained from any regulatory agencies involved and the results of any final soil or groundwater sampling done upon completion of the clean-up work.

4.       WASTE MANAGEMENT

         4.1 List the waste, if any, generated or to be generated at the premises, whether it is as hazardous waste, biological or radioactive hazard, its hazard class and the quantity generated on a monthly basis.

                       Waste            Hazard Class            Quantity/Month

                  __________________  ___________________  _________________
                  __________________  ___________________  _________________
                  __________________  ___________________  _________________

                  __________________  ___________________  _________________

         4.2 Describe the method(s) of disposal for each waste. Indicate where and how often disposal will take place._________________
                  ______________________________________________________________
                  __________________

         4.3 Is any treatment or processing of hazardous, infectious or radioactive wastes currently conducted or proposed to be conducted at the premises? Yes ( ) No ( )

                  If yes, please describe any existing or proposed treatment methods.______________________________________________________
                  ______________________________________________________________
                  __________________

         4.4 Attach copies of any hazardous waste permits or licenses issued to your company with respect to its operations on the premises.

5.       WASTEWATER TREATMENT/DISCHARGE

         5.1      Do you discharge industrial wastewater to:

                  ___ storm drain?          ___ sewer?
                  ___ surface water?        ___ no industrial discharge

         5.2 Is your industrial wastewater treated before discharge? Yes ( ) No ( )

                  If yes, describe the type of treatment conducted.

         5.3 Attach copies of any wastewater discharge permits issued to your company with respect to its operations on the premises.

6.       AIR DISCHARGES

         6.1 Do you have any air filtration systems or stacks that discharge into the air? Yes ( ) No ( )

         6.2 Do you operate any equipment that require air emissions permits? Yes ( ) No ( )

         6.3 Attach copies of any air discharge permits pertaining to these operations.

7.       HAZARDOUS MATERIALS DISCLOSURES

         7.1 Does your company handle an aggregate of at least 500 pounds, 55 gallons or 200 cubic feet of hazardous material at any given time? If so, state law requires that you prepare a hazardous materials management plan. Yes ( ) No ( )

         7.2 Has your company prepared a hazardous materials management plan ('business plan') pursuant to state and Orange County Fire Department requirements? Yes ( ) No ( )

                  If so, attach a copy of the business plan.

         7.3 Are any of the chemicals used in your operations regulated under Proposition 65? Yes ( ) No ( )

                  If so, describe the actions taken, or proposed actions to be taken, to comply with Proposition 65 requirements.

         7.4 Is your company subject to OSHA Hazard Communication Standard Requirements? Yes ( ) No ( )

                  If so, describe the procedures followed to comply with these requirements.

8.       ENFORCEMENT ACTIONS, COMPLAINTS

         8.1 Has your company ever been subject to any agency enforcement actions, administrative orders, or consent decrees? Yes ( ) No ( )

                  If so, describe the actions and any continuing compliance obligations imposed as a result of these actions.

         8.2 Has your company ever received requests for information, notice or demand letters, or any other inquiries regarding its operations? Yes ( ) No ( )

         8.3 Have there ever been, or are there now pending, any lawsuits against your company regarding any environmental or health and safety concerns? Yes ( ) No ( )

         8.4 Has an environmental audit ever been conducted at your company's current facility? Yes ( ) No ( )

                  If so, discuss the results of the audit.

         8.5 Have there been any problems or complaints from neighbors at your company's current facility? Yes ( ) No ( )




                                        ________________________________________

                                        ________________________________________


                                        By:_____________________________________
                                             Name: _____________________________
                                             Title:_____________________________


                                             Date: _____________________________

                                    EXHIBIT C

                             LANDLORD'S DISCLOSURES


         The capitalized terms used and not otherwise defined in this Exhibit shall have the same definitions as set forth in the Lease. The provisions of this Exhibit shall supersede any inconsistent or conflicting provisions of the Lease.

         1. Landlord has been informed that the El Toro Marine Corps Air Station
(MCAS) has been listed as a Federal Superfund site as a result of chemical releases occurring over many years of occupancy. Various chemicals including jet fuel, motor oil and solvents have been discharged in several areas throughout the MCAS site. A regional study conducted by the Orange County Water District has estimated that groundwaters beneath more than 2,900 acres have been impacted by Trichloroethlene (TCE), an industrial solvent. There is a potential that this substance may have migrated into the ground water underlying the Premises. The U.S. Environmental Protection Agency, the Santa Ana Region Quality Control Board, and the Orange County Health Care Agency are overseeing the investigation/cleanup of this contamination. To the Landlord's current actual knowledge, the ground water in this area is used for irrigation purposes only, and there is no practical impediment to the use or occupancy of the Premises due to the El Toro discharges.

                                    EXHIBIT D

                               TENANT'S INSURANCE

         The following standards for Tenant's insurance shall be in effect at the Premises. Landlord reserves the right to adopt reasonable nondiscriminatory modifications and additions to those standards. Tenant agrees to obtain and present evidence to Landlord that it has fully complied with the insurance requirements.

         1. Tenant shall, at its sole cost and expense, commencing on the date Tenant is given access to the Premises for any purpose and during the entire Term, procure, pay for and keep in full force and effect: (i) commercial general liability insurance with respect to the Premises and the operations of or on behalf of Tenant in, on or about the Premises, including but not limited to personal injury, owned and nonowned automobile, blanket contractual, independent contractors, broad form property damage (with an exception to any pollution exclusion with respect to damage arising out of heat, smoke or fumes from a hostile fire), fire and water legal liability, products liability (if a product is sold from the Premises), liquor law liability (if alcoholic beverages are sold, served or consumed within the Premises), and severability of interest, which policy(ies) shall be written on an "occurrence" basis and for not less than the amount set forth in Item 13 of the Basic Lease Provisions, with a combined single limit (with a $50,000 minimum limit on fire legal liability) per occurrence for bodily injury, death, and property damage liability, or the current limit of liability carried by Tenant, whichever is greater, and subject to such increases in amounts as Landlord may determine from time to time; (ii) workers' compensation insurance coverage as required by law, together with employers' liability insurance; (iii) with respect to improvements, alterations, and the like required or permitted to be made by Tenant under this Lease, builder's all-risk insurance, in an amount equal to the replacement cost of the work; (iv) insurance against fire, vandalism, malicious mischief and such other additional perils as may be included in a standard "all risk" form in general use in Orange County, California, insuring Tenant's leasehold improvements, trade fixtures, furnishings, equipment and items of personal property of Tenant located in the Premises, in an amount equal to not less than ninety percent (90%) of their actual replacement cost (with replacement cost endorsement); and
(v) business interruption insurance in amounts satisfactory to cover one (1) year of loss. In no event shall the limits of any policy be considered as limiting the liability of Tenant under this Lease.

         2. In the event Landlord consents to Tenant's use, generation or storage of Hazardous Materials on, under or about the Premises pursuant to
Section 5.3 of this Lease, Landlord shall have the continuing right to require Tenant, at Tenant's sole cost and expense (provided the same is available for purchase upon commercially reasonable terms), to purchase insurance specified and approved by Landlord, with coverage not less than Five Million Dollars ($5,000,000.00), insuring (i) any Hazardous Materials shall be removed from the Premises, (ii) the Premises shall be restored to a clean, healthy, safe and sanitary condition, and (iii) any liability of Tenant, Landlord and Landlord's officers, directors, shareholders, agents, employees and representatives, arising from such Hazardous Materials.

         3. All policies of insurance required to be carried by Tenant pursuant to this Exhibit D containing a deductible exceeding Ten Thousand Dollars ($10,000.00) per occurrence must be approved in writing by Landlord prior to the issuance of such policy. Tenant shall be solely responsible for the payment of all deductibles.

         4. All policies of insurance required to be carried by Tenant pursuant to this Exhibit D shall be written by responsible insurance companies authorized to do business in the State of California and with a Best's rating of not less than "A" subject to final acceptance and approval by Landlord. Any insurance required of Tenant may be furnished by Tenant under any blanket policy carried by it or under a separate policy, so long as (i) the Premises are specifically covered (by rider, endorsement or otherwise), (ii) the limits of the policy are applicable on a "per location" basis to the Premises and provide for restoration of the aggregate limits, and (iii) the policy otherwise complies with the provisions of this Exhibit D. A true and exact copy of each paid up policy evidencing the insurance (appropriately authenticated by the insurer) or a certificate of insurance, certifying that the policy has been issued, provides the coverage required by this Exhibit D and contains the required provisions, shall be delivered to Landlord prior to the date Tenant is given the right of possession of the Premises. Proper evidence of the renewal of any insurance coverage shall also be delivered to Landlord not less than thirty (30) days prior to the expiration of the coverage. Landlord may at any time, and from time to time, inspect and/or copy any and all insurance policies required by this Lease.

         5. Each policy evidencing insurance required to be carried by Tenant pursuant to this Exhibit D shall contain the following provisions and/or clauses satisfactory to Landlord: (i) a provision that the policy and the coverage provided shall be primary and that any coverage carried by Landlord shall be noncontributory with respect to any policies carried by Tenant except as to workers' compensation insurance; (ii) a provision including Landlord, the Additional Insureds identified in Item 11 of the Basic Lease Provisions, and any other parties in interest designated by Landlord as an additional insured, except as to workers' compensation insurance; (iii) a waiver by the insurer of any right to subrogation against Landlord, its agents, employees, contractors and representatives which arises or might arise by reason of any payment under the policy or by reason of any act or omission of Landlord, its agents, employees, contractors or representatives; and (iv) a provision that the insurer will not cancel or change the coverage provided by the policy without first giving Landlord thirty (30) days prior written notice.

         6. In the event that Tenant fails to procure, maintain and/or pay for, at the times and for the durations specified in this Exhibit D, any insurance required by this Exhibit D, or fails to carry insurance required by any governmental authority, Landlord may at its election procure that insurance and pay the premiums, in which event Tenant shall repay Landlord all sums paid by Landlord, together with interest at the maximum rate permitted by law and any related costs or expenses incurred by Landlord, within ten (10) days following Landlord's written demand to Tenant.

                                    EXHIBIT E

                              RULES AND REGULATIONS


                  This Exhibit sets forth the rules and regulations governing Tenant's use of the Premises leased to Tenant pursuant to the terms, covenants and conditions of the Lease to which this Exhibit is attached and therein made part thereof. In the event of any conflict or inconsistency between this Exhibit and the Lease, the Lease shall control.

                  1. Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises.

                  2. The walls, walkways, sidewalks, entrance passages, courts and vestibules shall not be obstructed or used for any purpose other than ingress and egress of pedestrian travel to and from the Premises, and shall not be used for loitering or gathering, or to display, store or place any merchandise, equipment or devices, or for any other purpose. The walkways, entrance passageways, courts, vestibules and roof are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of the Landlord shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of Tenant's business unless such persons are engaged in illegal activities. No tenant or employee or invitee of any tenant shall be permitted upon the roof of the Building except as may be reasonably necessary to maintain an observatory which Tenant contemplates constructing at the Premises.

                  3. No awnings or other projection shall be attached to the outside walls of the Building. No security bars or gates, curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the express written consent of Landlord.

                  4. Tenant shall not mark, nail, paint, drill into, or in any way deface any exterior part of the Premises or the Building. Tenant shall not lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord in writing. The expense of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by Tenant.

                  5. The toilet rooms, urinals, wash bowls and other plumbing apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, caused it.

                  6. Landlord shall direct electricians as to the manner and location of any future telephone wiring. No boring or cutting for wires will be allowed without the prior consent of Landlord. The locations of the telephones, call boxes and other office equipment affixed to the Premises shall be subject to the prior written approval of Landlord.

                  7. The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the permitted use of the Premises. No exterior storage shall be allowed at any time without the prior written approval of Landlord except as permitted in the fenced exterior trucking area. Tenant shall be permitted to stage pallets, shipping containers, and similar items in such area for a period not to exceed seven (7) days. The Premises shall not be used for cooking or washing clothes without the prior written consent of Landlord, or for lodging or sleeping or for any immoral or illegal purposes.

                  8. Tenant shall not make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, phonograph, noise, or otherwise. Tenant shall not use, keep or permit to be used, or kept, any foul or obnoxious gas or substance in the Premises or permit or suffer the Premises to be used or occupied in any manner offensive or objectionable to Landlord or other occupants of this or neighboring buildings or premises by reason of any odors, fumes or gases.

                  9. No animals shall be permitted at any time within the Premises.

                  10. Tenant shall not use the name of the Building or the Project in connection with or in promoting or advertising the business of Tenant, except as Tenant's address, without the written consent of Landlord. Landlord shall have the right to prohibit any advertising by any Tenant which, in Landlord's reasonable opinion, tends to impair the reputation of the Project or its desirability for its intended uses, and upon written notice from Landlord any Tenant shall refrain from or discontinue such advertising.

                  11. Canvassing, soliciting, peddling, parading, picketing, demonstrating or otherwise engaging in any conduct that unreasonably impairs the value or use of the Premises or the Project are prohibited and each Tenant shall cooperate to prevent the same.

                  12. No equipment of any type shall be placed on the Premises which in Landlord's opinion exceeds the load limits of the floor or otherwise threatens the soundness of the structure or improvements of the Building.

                  13. No air conditioning unit or other similar apparatus shall be installed or used by any Tenant without the prior written consent of Landlord.

                  14. No aerial antenna shall be erected on the roof or exterior walls of the Premises, or on the grounds, without in each instance, the prior written consent of Landlord. Any aerial or antenna so installed without such written consent shall be subject to removal by Landlord at any time without prior notice at the expense of the Tenant, and Tenant shall upon Landlord's demand pay a removal fee to Landlord of not less than $200.00.

                  15. The entire Premises, including vestibules, entrances, doors, fixtures, windows and plate glass, shall at all times be maintained in a safe, neat and clean condition by Tenant. All trash, refuse and waste materials shall be regularly removed from the Premises by Tenant and placed in the containers at the locations designated by Landlord for refuse collection. All cardboard boxes must be "broken down" prior to being placed in the trash container. All styrofoam chips must be bagged or otherwise contained prior to placement in the trash container, so as not to constitute a nuisance. Pallets may not be disposed of in the trash container or enclosures. The burning of trash, refuse or waste materials is prohibited.

                  16. Tenant shall use at Tenant's cost such pest extermination contractor as Landlord may direct and at such intervals as Landlord may require.

                  17. All keys for the Premises shall be provided to Tenant by Landlord and Tenant shall return to Landlord any of such keys so provided upon the termination of the Lease. Tenant shall not change locks or install other locks on doors of the Premises, without the prior written consent of Landlord. In the event of loss of any keys furnished by Landlord for Tenant, Tenant shall pay to Landlord the costs thereof.

                  18. No person shall enter or remain within the Project while intoxicated or under the influence of liquor or drugs. Landlord shall have the right to exclude or expel from the Project any person who, in the absolute discretion of Landlord, is under the influence of liquor or drugs.

                  Landlord reserves the right to amend or supplement the foregoing Rules and Regulations and to adopt and promulgate additional rules and regulations applicable to the Premises. Notice of such rules and regulations and amendments and supplements thereto, if any, shall be given to the Tenant.

                                    EXHIBIT X

                             INDUSTRIAL WORK LETTER

                                DOLLAR ALLOWANCE

                             (SHELL BUILDING AND TI)


         As used herein, the terms "Tenant Improvements" shall mean and consist of any and all work required to complete the construction of the improvements in accordance with the approved "TI Working Drawings" (as hereinafter defined), and "Shell Improvements" shall mean and consist of any and all work required in accordance with the approved "Shell Working Drawings" (as hereinafter defined). All of the Tenant Improvement and Shell Improvement work shall be performed by a general contractor or contractors selected by Landlord in accordance with the procedures and requirements set forth below.


         I.       ARCHITECTURAL AND CONSTRUCTION PROCEDURES.

                  A. Landlord and Tenant have approved the following plans and elevations dated November 15, 1996 prepared by Ware & Malcomb Architects, Inc., which together shall constitute the approved "Site Plan and Elevations": Site Plan (Sheet A-1.1), Partial Floor Plan (Sheet A-2.1), Partial Floor Plan (Sheet A-2.2), Mezzanine Plan, Stair Plans/Section & Canopy Plan (Sheet A-2.3), Partial Roof Plan (Sheet A-3.1), Partial Roof Plan (Sheet 3.2), Exterior Elevations (Sheet A-4), Wall Sections (Sheet A-5.1) and Wall Section and Enlarged Stair Plans (Sheet A-5.2). Landlord and Tenant have also approved that certain Outline Specification and Project Description Warehouse/Midtech Buildings dated 10/1/96 attached hereto as EXHIBIT X-1 (the "Outline Specification"), and certain Proposed Oak Canyon Streetscape Plan attached hereto as EXHIBIT X-2 for the off-site improvement of Oak Canyon Road (the "Oak Canyon Streetscape Plan"). The Outline Specification is hereby modified to replace the requirement for an Elevator in the "Tenant Office and Building Lobby/Core Improvements" section with a requirement for an area within the lobby of the Building for future installation of an elevator, shaft and related equipment and devices.

                  B. On or before ninety (90) days from and after the execution of this Lease, Landlord shall submit to Tenant for Tenant's approval each of the following: (i) preliminary plans (the "Preliminary Shell Plans") for the construction of the shell Building and the landscaping, walkways, parking areas and lighting of the Site, prepared by Landlord's architect and based on the Site Plan and Elevations, which plans shall incorporate the specifications for the Building shell and site work set forth in the Sections entitled "Site Work" and "Building Shell" of the Outline Specification and fencing to enclose the truck loading area on the east side of the Site (the "Loading Fence"), (ii) space plans for the interior improvements of the Premises prepared by Landlord's architect, which space plans shall include interior partitions, ceilings, interior finishes, interior doors, suite entrance, floor coverings, window coverings, lighting, electrical and telephone outlets and plumbing connections, and which space plans shall incorporate the specifications set forth in the Section entitled "Tenant Office and Building Lobby/Core Improvements" of the Outline Specification together with plans (the "Lunch Area Plans") for an outdoor employee lunch area (the "Lunch Area") on the Site consisting of a concrete slab of sufficient size to permit two picnic tables (collectively, the "Preliminary TI Plans"), and (iii) an estimate, prepared by Landlord's contractor, of the cost for completion of the work shown on the Preliminary TI Plans, including separate cost estimates for the completion of the office space portion, the manufacturing space portion, the warehouse space portion of the Premises and the Lunch Area (the "Preliminary TI Cost Estimate"). The Preliminary Shell Plans, Preliminary TI Plans and the Preliminary TI Cost Estimate may be submitted at different times within said ninety (90) day period. Tenant shall approve or disapprove each of the Preliminary Shell Plans, the Preliminary TI Plans and the Preliminary TI Cost Estimate by signing copies of the appropriate instrument and delivering same to Landlord within fifteen (15) business days of its receipt by Tenant. The expiration of said fifteen (15) business day period (or the expiration of the last of said fifteen (15) day periods if the Preliminary Shell Plans, the Preliminary TI Plans or the Preliminary TI Cost Estimate are submitted to Tenant for Tenant's approval at different times within the said ninety (90) day period) is herein referred to as the "Plan Approval Date". To the extent of any inconsistency, Tenant's approval of the

Preliminary Shell Plans and the Preliminary TI Plans shall supersede the specifications contained in the Site Plan and Elevations and/or the Outline Specification. If Tenant disapproves any matter, Tenant shall specify in detail the reasons for disapproval. Landlord shall attempt to modify the Preliminary Shell Plans, the Preliminary TI Plans and the Preliminary TI Cost Estimate to incorporate Tenant's suggested revisions in a mutually satisfactory manner, provided that Landlord may reject any suggested revision(s) by Tenant to either the Preliminary Shell Plans or to the Preliminary TI Plans for the reasons set forth in the last sentence of Section I(D) of this Work Letter, and, in addition, may reject any suggested revisions to the Preliminary Shell Plans if the suggested revisions would increase the cost of the Shell Improvements. Tenant shall approve in all respects the Preliminary Shell Plans, the Preliminary TI Plans and Preliminary TI Cost Estimate not later than the Plan Approval Date, it being understood that Tenant's failure to do so shall constitute a "Tenant Delay" for purposes of this Lease. The size, location, configuration and materials for the Lunch Area shall be determined by Landlord based upon governmental requirements, cost, design and the aesthetic impact of the same on the Site and adjacent properties. The Lunch Area shall be considered part of the Tenant Improvements, but shall be constructed solely at Tenant's cost.

                  C. On or before the Plan Approval Date, Tenant shall also provide in writing to Landlord or Landlord's architect all specifications and information requested by Landlord for the preparation of final construction documents and costing for the Tenant Improvement work, including without limitation Tenant's final selection of wall and floor finishes, complete specifications and locations (including load and HVAC requirements) of Tenant's equipment, and details of all "Non-Standard Improvements" (as defined below) to be installed in the Premises (collectively, "Programming Information"). Tenant's failure to provide the Programming Information by the Plan Approval Date shall constitute a Tenant Delay for purposes of this Lease. Tenant understands that final construction documents for the Tenant Improvements shall be predicated on the Programming Information, and accordingly that such information must be accurate and complete.

                  D. Except as otherwise specified by Tenant and authorized herein, the Tenant Improvements shall incorporate the specifications set forth in the Section entitled "Tenant Office and Building Lobby/Core Improvements" of the Outline Specification, and shall also incorporate Landlord's standard finish specifications for tiles, colors and doors (collectively, the "Building Standards"). The cost of the Building Standards portion of the Tenant Improvement work shall be eligible for inclusion as part of the "Landlord's Contribution" (as defined below). Any deviations from the Building Standards ("Non-Standard Improvements") proposed by Tenant shall be subject to the prior approval of Landlord, and shall be part of the "Tenant's Contribution" (as defined below). If Landlord approves any Non-Standard Improvements, such approval shall be accompanied by Landlord's election as to whether such Non-Standard Improvements, or any portion thereof, should be removed or remain as Landlord's property at the expiration or earlier termination of the Lease. If Landlord so elects that such Non-Standard Improvements be removed, Tenant shall be solely responsible for the cost of removing same upon the expiration or earlier termination of this Lease. Landlord shall in no event be required to approve any Non-Standard Improvement if Landlord determines that such improvement (i) is of a lesser quality than the corresponding Building Standard,
(ii) fails to conform to applicable governmental requirements, (iii) requires building services beyond the level normally provided to other tenants, (iv) would delay construction of the Shell Improvements and/or the Tenant Improvements beyond the Estimated Commencement Date and Tenant declines to accept such delay in writing as a Tenant Delay, or (v) would have an adverse aesthetic impact from the exterior of the Premises.

                  E. Upon Tenant's approval of the Preliminary TI Plan, the Preliminary TI Cost Estimate and the Preliminary Shell Plans, Landlord's architect and engineers shall prepare and deliver to Tenant: (i) working drawings and specifications ("TI Working Drawings") based on the approved Preliminary TI Plans for the construction of Tenant Improvements, (ii) a final construction cost estimate (the "Final TI Cost Estimate") for the construction of the Tenant Improvements, and (iii) working drawings and specifications (the "Shell Working Drawings") based on the approved Preliminary Shell Plans for the construction of the Shell Improvements. Subject to Tenant Delays, the Shell Working Drawings shall be delivered to Tenant on or before sixty (60) days from and after the execution of this Lease, and the TI Working Drawings and Final TI Cost Estimate shall be delivered to Tenant on or before one hundred thirty-five
(135) days from and after the execution of this Lease. Tenant shall have ten
(10) business days from the receipt thereof to approve or disapprove the TI Working Drawings, the Final TI Cost Estimate and the Shell Working Drawings. Tenant shall not unreasonably withhold or delay its approval, and any disapproval or requested modification shall be limited to items not contained in the approved Preliminary TI Plan, approved Preliminary Shell Plan, or Preliminary TI Cost Estimate. In no event shall Tenant disapprove the Final TI Cost Estimate if it does not exceed the approved Preliminary TI Cost Estimate. Should Tenant disapprove the TI Working Drawings, the Shell Working Drawings and/or the Final TI Cost Estimate, such disapproval shall be accompanied by a detailed list of revisions. Landlord may reject any suggested revision(s) to either the TI Working Drawings or to the Shell Working Drawings for the reasons set forth in the last sentence of Section I(D) of this Work Letter, and, in addition, may reject any suggested revision(s) to the Shell Working Drawings if the suggested revision(s) would increase the cost of the Shell Improvements. Any revision requested by Tenant and accepted by Landlord shall be incorporated into a revised set of TI Working Drawings, Shell Working Drawings and Final TI Cost Estimate, and Tenant shall approve same in writing within five (5) business days of receipt without further revision. Tenant's failure to comply in a timely manner with any of the requirements of this paragraph shall constitute a Tenant Delay. Without limiting the rights of Landlord for Tenant Delays as set forth herein, in the event Tenant has not approved the TI Working Drawings, the Shell Working Drawings and the Final TI Cost Estimate on or before May 1, 1997, and such failure to so approve is due to Tenant Delays and/or Tenant's default(s) of its obligation under this Lease, then Landlord may, at its option, elect to terminate this Lease by written notice to Tenant. In the event Landlord elects to effect such a termination, Tenant shall, within ten (10) business days following demand by Landlord, pay to Landlord any costs incurred by Landlord in connection with the preparation or review of all plans, construction estimates, price quotations, drawings or specifications under this Work Letter, the cost of on-site work, if any, constructed in reliance on the provisions of this Work Letter, and for all costs incurred in the preparation and execution of this Lease, including any leasing commissions.

                  F. Set forth below is a schedule which summarizes the provisions for submittal by Landlord and approval of submittals by Tenant, for the convenience of the parties, The provisions for submittal and approval are more particularly provided in Sections I(A) through I(E) of this Work Letter:

                  Reference                                        Date Due
                  ---------                                        --------
         Approval of Site Plan and Elevations                 Upon Lease execution
         and Outline Specifications

         Landlord's submittal of Preliminary Shell Plans,     Within 90 days following
         Preliminary TI Plans and Preliminary TI Cost         Lease execution
         Estimate

         Tenant's approval of Preliminary Shell Plans,        Within 15 business days
         TI Plans and Preliminary TI Cost Estimate            following submittal

         Landlord's submittal of Shell Working Drawings       Within 60 days following
                                                              Lease execution

         Tenant's approval of Shell Working Drawings          Within 10 business days
                                                              following submittal

         Landlord's submittal of TI Working Drawings          Within 135 days following
         and Final TI Cost Estimate                           Lease execution

         Tenant's approval of TI Working Drawings             Within 10 business days
         and Final Cost Estimate                              following submittal

         Tenant's approval of revisions to Shell Working      Within 5 business days
         Drawings, TI Working Drawings and Final TI           following submittal
         Cost Estimates

                  G. Upon Tenant's approval of the TI Working Drawings and the TI Final Cost Estimate, Landlord shall competitively bid the Tenant Improvement work with at least three (3) qualified bidders. Landlord, however, may elect to competitively bid the entire general contract for such work, or select a general contractor and competitively bid the major subcontract trades. Landlord shall select the lowest of such qualified bidders to construct the Tenant Improvements on a guaranteed maximum price basis. In the event that the competitive bid(s) for the Tenant Improvement work is/are greater than the Final TI Cost Estimate, then Landlord, Landlord's general contractor and Tenant shall work in good faith, within ten (10) business days thereafter, to attempt to reduce such costs to bring them in line with the Final TI Cost Estimate.

                  H. In the event that Tenant requests in writing a revision in the approved TI Working Drawings ("Change"), Landlord shall advise Tenant by written change order as soon as is practical of any increase in the TI Completion Cost and/or any Tenant Delay such Change would cause. Tenant shall approve or disapprove such change order in writing within two (2) days following its receipt from Landlord. Landlord shall have the right to decline Tenant's request for a Change for any of the reasons set forth in Article I(D) above for Landlord's disapproval of a Non-Standard Improvement. It is understood that Landlord shall have no obligation to interrupt or modify the Tenant Improvement work pending Tenant's approval of a Change.

                  I. Each of the following shall be referred to as a "Tenant Delay" under this Lease: Tenant fails to comply with any of the time periods specified in this Work Letter, fails otherwise to approve or reasonably disapprove any submittal within five (5) days, fails to approve in writing the TI Preliminary Plans, Preliminary TI Cost Estimate and the Preliminary Shell Plans by the Plan Approval Date, fails to provide all of the Programming Information requested by Landlord by the Plan Approval Date, fails to approve in writing the TI Working Drawings, the Shell Working Drawings and the Final TI Cost Estimate within the time provided herein, requests any Changes, furnishes inaccurate or erroneous specifications or other information, or otherwise delays in any manner the completion of the Tenant Improvements (including without limitation by specifying materials that are not readily available) or the issuance of an occupancy certificate. Tenant shall bear any resulting additional construction cost or other expenses, and the Commencement Date of this Lease shall be deemed to have occurred for all purposes, including Tenant's obligation to pay rent, as of the date Landlord would have been able to deliver the Premises to Tenant but for the collective Tenant Delays. In no event, however, shall such date be earlier than the Estimated Commencement Date set forth in the Basic Lease Provisions. Should Landlord determine that the Commencement Date should be advanced in accordance with the foregoing, it shall so notify Tenant in writing. Landlord's determination shall be conclusive unless Tenant notifies Landlord in writing, within ten (10) business days thereafter, of Tenant's election to contest same by arbitration with JAMS/ENDISPUTE, or its successor, in Orange County, California. Pending the outcome of such arbitration proceedings, Tenant shall make timely payment of all rent due under this Lease based upon the Commencement Date set forth in the aforesaid notice from Landlord.

                  J. Landlord shall permit Tenant and its agents to enter the Premises not less than thirty (30) days prior to the Commencement Date of the Lease in order that Tenant may perform any work to be performed by Tenant hereunder through its own contractors, subject to Landlord's prior written approval, and in a manner and upon terms and conditions and at times satisfactory to Landlord's representative. The foregoing license to enter the Premises is, however, conditioned upon Tenant's contractors and their subcontractors and employees working in harmony and not interfering with the work being performed by Landlord. If at any time that entry shall cause disharmony or interfere with the work being performed by Landlord, this license may be withdrawn by Landlord upon twenty-four (24) hours written notice to Tenant. That license is further conditioned upon the compliance by Tenant's contractors with all requirements imposed by Landlord on third party contractors, including without limitation the maintenance by Tenant and its contractors and subcontractors of workers' compensation and public liability and property damage insurance in amounts and with companies and on forms satisfactory to Landlord, with certificates of such insurance being furnished to Landlord prior to proceeding with any such entry. The entry shall be deemed to be under all of the provisions of the Lease except as to the covenants to pay rent. Landlord shall not be liable in any way for any injury, loss or damage which may occur to any such work being performed by Tenant, the same being solely at Tenant's risk. In no event shall the failure of Tenant's contractors to complete any work in the Premises extend the Commencement Date of this Lease beyond the date that Landlord has completed its Tenant Improvement work and tendered the Premises to Tenant.

                  K. Tenant hereby designates John C. Diebel, Telephone No.
(714) 756-2291, as its representative, agent and attorney-in-fact for the purpose of receiving notices, approving submittals and issuing requests for Changes, and Landlord shall be entitled to rely upon authorizations and directives of such person(s) as if given directly by Tenant. Tenant may amend the designation of its construction representative(s) at any time upon delivery of written notice to Landlord.

         II.      COST/COMPLETION OF TENANT IMPROVEMENTS

                  A. Landlord shall complete, or cause to be completed, the Tenant Improvements substantially in accord with the approved TI Working Drawings approved by both Landlord and Tenant, in accordance with all applicable laws and building codes in effect on or before the Commencement Date. Landlord, however, shall have the right to make any changes to the TI Working Drawings in the course of construction in its sole discretion, but Tenant shall have the right to reasonably approve any material changes which materially affect the functioning of Tenant's business on the Premises within five (5) business days following receipt of notice from Landlord. Notwithstanding the foregoing, Landlord shall have the right to make those changes required by code or otherwise required by any governmental agency having jurisdiction without Tenant's approval. Landlord shall pay towards the "TI Completion Cost" (defined below) as incurred a maximum of Twenty-Five Dollars ($25.00) per usable square foot of the office space portion of the Premises (which portion shall not exceed Twenty-Five Thousand (25,000) usable square feet in the aggregate), (ii) Fifteen Dollars ($15.00) per usable square foot of the manufacturing space portion of the Premises (which portion shall not exceed Fifteen Thousand (15,000) usable square feet in the aggregate), and (iii) One Dollar ($1.00) per usable square foot of the warehouse space portion of the Premises (collectively, the "Landlord's Contribution"). To the extent not used, up to but not exceeding One Dollar ($1.00) of the Landlord's Contribution applicable to the office space portion of the Premises may be applied instead towards the manufacturing space portion of the Premises, and, to the extent not used, up to but not exceeding One Dollar ($1.00) of the Landlord's Contribution applicable to the manufacturing space portion of the Premises may be applied instead towards the office space portion of the Premises. Except as provided in the immediately preceding sentence, the Landlord's Contribution shall be applied solely towards the cost of completing the office space portion, the manufacturing space portion and the warehousing space portion of the Premises, in the amounts indicated. Tenant shall be fully responsible for the remainder of the TI Completion Cost ("Tenant's Contribution"), including, without limitation, TI Completion Costs for the Lunch Area.

                  B. The "TI Completion Cost" shall mean all direct costs of Landlord in completing the Tenant Improvements, including but not limited to the following: (i) payments made to architects, engineers, contractors, subcontractors and other third party consultants in the performance of the Tenant Improvement work, (ii) permit fees and other sums paid to governmental agencies for the Tenant Improvement work, (iii) costs of all materials incorporated into the work or used in connection with the Tenant Improvement work, and (iv) keying and signage costs. The TI Completion Cost shall also include Landlord's administrative/supervision fee in the amount of three percent (3%) of the TI Completion Cost.

                  C. Prior to start of construction of the Tenant Improvements, Tenant shall pay to Landlord in full the amount of the Tenant's Contribution set forth in the approved Final TI Cost Estimate. If the actual TI Completion Cost of the Tenant Improvements following completion is greater than the Final TI Cost Estimate, then Tenant shall be responsible for all such additional costs, including any additional architectural fee. The balance of any sums not otherwise paid by Tenant shall be due and payable on or before the Commencement Date of this Lease. If Tenant defaults in the payment of any sums due under this Work Letter, Landlord shall (in addition to all other remedies) have the same rights as in the case of Tenant's failure to pay rent under the Lease.

                  D. Notwithstanding any contrary provision of the Lease or this Work Letter, in addition to Landlord's Contribution, Landlord shall pay up to $150,000 of Tenant's Contribution ("Landlord's Excess Allowance") to the extent utilized for TI Completion Costs attributable to: (i) the Building Standards portion of the Tenant Improvements in the office space portion of the Premises and in the manufacturing space portion of the Premises, and (ii) up to three (3) dock load levelers in the warehouse portion of the Premises. Any Landlord's Excess Allowance utilized by Tenant shall be repaid by the addition to Basic Rent under the Lease of an amount equal to the monthly payment necessary to fully amortize the portion of Landlord's Excess Allowance utilized for such TI Completion Costs together with interest at the rate of twelve percent (12%) per annum in equal payments over the initial Term of the Lease. Any such additional Basic Rent shall be memorialized on a form provided by Landlord within ten (10) days after possession of the Premises is tendered to Tenant. Tenant's failure to execute such form shall not affect Landlord's right to increase the Basic Rent pursuant to this Section II(D).

         III.     COST OF SHELL IMPROVEMENTS.

                  A. Except as set forth in Section II(D) of this Work Letter, Landlord shall complete, or cause to be completed, the Shell Improvements substantially in accord with the final Shell Working Drawings approved by both Landlord and Tenant and in compliance with all applicable laws and building codes in effect on or before the Commencement Date. Landlord shall have the right to make any changes to the Shell Working Drawings in the course of construction in its sole discretion, but Tenant shall have the right to reasonably approve any material changes which materially affect the functioning of Tenant's business on the Premises within five (5) business days following receipt from Landlord. Notwithstanding the foregoing, Landlord shall have the right to make those changes required by code or otherwise required by any governmental agency having jurisdiction without Tenant's approval. The completion of the Shell Improvements shall be at Landlord's sole cost and expense, provided that Landlord shall have the right to reduce the number of truck doors by no more than three (3) doors to offset any additional cost for the Loading Fence.


         IV.      COST/COMPLETION OF OAK CANYON ROAD IMPROVEMENTS.

                  A. Landlord shall complete, or cause to be completed, the streetscape improvements to Oak Canyon Road substantially in accord with the Oak Canyon Streetscape Plan, and in compliance with all applicable laws and building codes in effect on or before the Commencement Date (the "Oak Canyon Road Improvements"). Landlord shall have the right to make any changes to the Oak Canyon Streetscape Plan required by the City of Irvine in connection with the City's approval thereof, or as otherwise required by code, without Tenant's approval. Landlord shall use its reasonable diligence to cause the Oak Canyon Road Improvements to be substantially completed concurrently with the completion of the on-site Shell Improvements, subject, however, to matters beyond Landlord's reasonable control (including, without limitation, governmental restrictions and delays and/or delays caused by the other owners of affected parcels on Oak Canyon Road) and shall use its reasonable diligence to complete the Oak Canyon Road Improvements without unreasonably interfering with reasonable continuous access to the Premises. In no event, however, shall the completion of the Oak Canyon Road Improvements delay or otherwise affect the Commencement Date of the Lease. The completion of the Oak Canyon Road Improvements shall be at Landlord's sole cost and expense.

                                   EXHIBIT X-1

                  OUTLINE SPECIFICATION AND PROJECT DESCRIPTION
                         WAREHOUSE / MID TECH BUILDINGS
                               THE IRVINE COMPANY
                                 October 1, 1996

In addition to the Project Data and information provided on the attached drawings sheets, the following should be considered:

                                    Site Work

Utilities

         a) Underground storm drain system including catch basins, man holes, and connections.

         b) Interior roof drains at front of building, sheet metal downspouts at rear of building.

         c)       Connect sewer from building to street. Include clean outs.

         d) Install transformer on pad and connect underground conduits to building.

         e) Provide for telephone connection to the street with underground conduits between buildings.

         f)       Provide for underground natural gas to face of building.

         g) Provide metered domestic building water connection to the street. Include separate metered water connection for on-site landscape irrigation.

         h) Provide underground fire line/fire sprinkler water system including detector check assembly, fire hose connections, post indicator valves, fire hydrants, and main service into the site per local fire authority requirements.


Site Concrete

         a)       Provide standard concrete curbs, gutters and swales.

         b) Provide handicapped access curb ramps with 12" wide grooved warning strips, non slip surface and side slopes per code.

         c) Construct new driveway entrances per city standards including off site work to patch as required.

         d) Construct 6" reinforced concrete trucking pad as shown with sealed expansion joints at approximately 24' on center and intermediate sawcut control joints. Broom finish. Reinforcement as recommended by Geotechnical report.

         e) Construct 6" reinforced truck ramps and ramp walls. Ramp walls may be tilt-up construction. Provide expansion joints, control joints, broom finish. Paint walls to match building.

         f) Construct exit stairs as shown of tilt-up construction and reinforced concrete steps. Paint walls.


Site Lighting

         a) Provide HPS wall pack cut-off light fixtures mounted on the building per Irvine Spectrum Lighting Design Guidelines.

         b) Provide additional pole mounted HPS cut-off light fixtures around the site to achieve minimum lighting levels per city security ordinance throughout site. Mount on 2' height concrete footing base.




                                      X-1-1

Hardscape

         a) Construct building entry plaza and lunch patio with textured concrete finish on 4" concrete slab. Provide 1/2" sealed expansion joints spaced apart as recommended by Geotechnical report.

         b) Construct 4" concrete walks over sand base with score line and expansion joints spaced apart as recommended by Geotechnical report, slab to be finished with medium salt or accent finish.


AC Paving

         a) Provide standard paving over base at parking stalls and drive aisles to be used only by cars as recommended by Geotechnical report.

         b) Provide heavier duty paving over base at drive aisles which will be used by trucks as recommended by Geotechnical report.

         c)       Paving to be finished smooth with no sealer.

Striping & Signage

         a) Provide city standard parking lot striping double striped with compact and carpool stall identification.

         b) Stripe handicapped stalls with loading zone stripes and handicapped symbol per code.

         c) Provide other site signage for handicapped and accessibility directions as required, as well as other required surface markings and curb painting.

                                 Building Shell

Concrete Slab

         a) Warehouse slab shall be 6" thick reinforced with wire mesh or re-bars over gravel base for 4,000 psi strength. Reinforcement and base as recommended by Geotechnical report. Provide control joints throughout.

         b) Office area slab shall be 6" thick reinforced over base with visqueen vapor barrier. Reinforcement and base as recommended by Geotechnical report.

Columns/Structural Frames

         a) Standard section tube, pipe, or H steel roof and mezzanine columns full height with welded plates and connectors to accept floor and/or roof framing structure.

         b) Standard section tube or H steel braced "K" frames as needed for lateral resistance.

Roof Structure

         a) Steel carrying girders with continuous connectors and shear straps as needed. 26' clear height at Warehouse Buildings (30' clear height at Oak Canyon), 24' clear height at Mid Tech. Buildings.

         b) Steel trusses at 8' o.c. with steel connectors, straps and bracing.

         c) Panelized roof with 2 x 4 sub purlins at 24" o.c. and 1/2" structural grade OSB sheathing over Warehouse areas and 2 x 6 purlins over office areas.

         d) Provide double 2x or 4x supports and blackouts for roof mounted equipment, skylights, roof access hatch and roof drains.




                                      X-1-2

Roof Finish

         a) 4-ply built up fiberglass roof system (10 year warranty) complete with fiber cants, cap sheet, walking pads, and base flashing.

Smokehatch Skylights

         a) Provide 4' x 8' vented skylight smoke hatches with integral curb by Bristolite or equal, 2% coverage of warehouse area.

Walls

         a) 7 1/2" thick concrete tilt-up full height and extended 18" below finish floor. Walls to be 5' below finished floor at trucking pad and elsewhere as indicated on grading and structural plans. Walls may be thicker at panels with openings and at shear wall panels.

         b) Add reinforcing steel for future expansion knock-outs as indicated.

         c) Include 3/4" deep reveals, feature recessed areas at exterior side.

         d)       Sack finish and paint at exterior side.

         e) Interior shell walls to be 3 5/8" wide light gauge steel studs at 24" o.c. or 2 x wood studs at 16" o.c. where indicated.

Fire Sprinkler

         a) Provide separate zoned system as best suited for this size and type of building.

         b) Provide .45 density system throughout entire warehouse area. (ESFR ready at Warehouse Buildings).

Footings

         a) Perimeter walls and interior shear walls to be continuous type footings. Step as necessary to conform with exterior finish grades.

         b)       Interior columns to be spread footings.

         c)       Dry pack under all walls and base plates.

Misc. Steel

         a) Provide channel or double angle truck door jambs to 4' height and angle sill edge at all truck doors.

Windows

         a)       Provide 2" x 4 1/2" store front window system. Front glazed.

         b) Glazing to be 1/4" High Performance Reflective Glass by Spectrum, Guardian, PPG or equal.

         c) All first floor glass to be tempered. Tempered elsewhere per code. Provide Spandrel glazing at shear wall and between floor space, where occurs.

Man Doors

         a) Provide 3' x 7' 18g. Hollow Metal doors and frames at all warehouse perimeter doors. Provide drip at top exterior. Paint finish.

         b) Hardware to include 3 ball bearing hinges, lever action exit from interior, key only from exterior, door stop, self closure threshold and seals.




                                      X-1-3

Truck doors

         a) Truck doors to be vertical lift type with painted finish. Designed for 20 lb. wind load. Manually operated. Provide minimum air infiltration seals and locks.

Entry doors

         a) Pair 3' x 9' thin-style aluminum store front door with 1/4" clear tempered glass.

         b) Provide recessed floor closer, panic hardware, key entry, threshold, and pulls

Glass Exit

         a) 3' x 9' thin style aluminum store front door with 1/4" tempered reflective glass.

         b) Provide overhead closer, panic hardware, threshold, seals, and key entry.

Mezzanine Floor

         a)       Steel wide flange support beams with 3x wood plates.

         b) Wood TJI solid web trusses maximum 20" deep with end hangers and cross bracing.

         c)       3/4" structural plywood subfloor.

         d)       1" thick gypsum concrete floor fill.

         e) Provide all anchors, ties, straps, and block outs for ducts as needed.

         f) Design load of floor to be 80 lb. reduced live load plus 20 lb. partition load.

Soffits

         a)       2 x 4 wood at 24" o.c. Use metal connectors on wood ledgers.

         b) All soffits to be 7/8" plaster on metal lath, smooth finish to match concrete and painted to match walls.

Dock Equipment

         a) Provide a pair of rubber dock bumpers 10" x 11" x 6" thick at each dock high door.

Stairs

         a) Wood frame stair construction with 2 x 16 cut stringers at 12" o.c. and 3/4" plywood over treads and risers. Platform framed landings.

         b) Enclosure walls to be either wood or metal studs of 1-hour rated construction to roof with Type "X" gyp. board finish each side.

Electrical

         a) Service to building will be 277/480 volt, three phase, four wire.

         b) 1200 amp 480 volt 3 phase 4 wire future service provided for at Warehouse building, 800 amp, 480 volt 3 Phase 4 wire future service provided for at Mid Tech building with additional conduit stubs for future upgrades. [Switchgear and tenant panels installed as part of the tenant improvement scope of work).

         c) Transformer on grade with bus duct per electric utility purveyor.

         d) House meter installed to separately meter common interior and exterior electrical usage.




                                      X-1-4

               TENANT OFFICE AND BUILDING LOBBY/CORE IMPROVEMENTS
                     (Covered by Tenant or Tenant Allowance)


Wall Framing

         a) Light gauge steel studs at 24" o.c. with top and bottom tracks and screw connections. 3-5/8" throughout except 6" at some plumbing walls. Provide wood studs at stairwell walls.

         b) Use 2 1/2" furring at all office area concrete exterior walls and all office area columns to 6" above finish ceiling height.

         c) Provide R-11 Fiberglass Batt insulation at exterior concrete walls within furring space; full height in office areas where required.

Ceiling

         a) Use light gauge steel studs or steel channels at solid ceilings in lobby/core and restrooms, etc., 6" deep at 24" o.c. or as needed per span. Provide bracing. Gypsum board ceilings at lobby/core and restrooms to be painted per finish schedule.

         b) 2' x 4' suspended ceiling grid system in standard white finish by Donn or equal. Include all seismic anchors, compression struts and diagonal wires per code.

         c)       2' x 4' "Second Look" mineral fiber lay-in tile in 15/16"
                  T-bar grid.

Drywall

         a) 5/8" drywall throughout all interior walls and over furring at office area exterior walls.

         b) Type "X" drywall all corridor walls, lobby walls, columns at lobby and corridors, lunch room walls, and conference room walls.

         c) Type "X" drywall at 1-hour rated roof/ceiling at lobby, stair wells and conference room, and 1-hour rated floor/ceiling at conference room and lobby balconies.

         d)       Use 5/8" greenboard at restrooms, kitchen and janitor rooms.

Carpet

         a) Provide Design Weave - 32 oz., New Tempest glu-down carpet at standard office areas, and corridors as indicated on the finish schedule

Tile

         a) Provide thin set quarry or similar tile paver at main entry lobby floor and at upper lobby/landing floor areas.

         b) Provide 2" x 2" ceramic tile on thin set at all office area rest room floors; slope to floor drain.

         c) Provide 4" x 4" full height glazed ceramic tile at all wet walls in restroom at Mid Tech. Buildings, 4' high wainscot at Warehouse Buildings.

Vinyl Flooring & Base

         a) Provide 12 x 12 Armstrong VCT flooring, or Armstrong Sandoval Sheet Vinyl where indicated in the finish schedule. Include carpet edge trim.

         b)       Provide rubber stair treads at stair well stairs.

         c) Provide 4" rubber base in standard color at all walls. Provide rubber stair base at all stairs.




                                      X-1-5

Doors/Sidelites

         a) Provide solid core 1-3/4", 3' x 9' plain sliced oak with Western Integrated clear anodized aluminum frame.

         b)       Provide 20 minute rating for all corridor doors.

         c) Provide 16" wide x 9' high tempered glass divided sidelite adjacent to each individual office door with anodized aluminum framed to match door frame.

Finish Hardware

         a) Schlage "D" series "Sparta", dull chrome finish hardware throughout. Provide 3 ball bearing hinges, hardware stops, silencers.

         b)       Provide panic hardware at all rated doors to corridors, etc.

         c)       Provide kick plates and push pulls at restrooms

Toilet Partition

         a) Standard height floor mounted overhead braced metal toilet partitions throughout all restrooms. Baked enamel color to be standard selection.

Toilet

         a) Standard accessories for toilet paper, trash, seat covers, feminine napkins, soap, mirrors, etc. by Bobrick or equal accessories for all restrooms.

         b) Warehouse toilet to have sheet vinyl flooring and Marlite or equal wainscot, 4' high.

Cabinets

         a) All office area cabinets to be laminated plastic finish, all surfaces and doors. Provide bull nose top at leading edge.

         b) All restrooms to have lavatory counters/splashes with angle supports and laminated plastic finish.

Miniblinds

         a) All exterior windows to have standard Meriak Industries PVC vertical miniblinds throughout, and all interior glass sidelites to have standard Bali Classic 1" horizontal miniblinds.

Paint

         a) All surfaces shall be painted unless noted to be finished otherwise.

         b) A standard spec. for paint such as by Dunn Edwards shall be followed for all types of surfaces and conditions.

         c)       Flat wall paint at standard offices.

         d) Semi-gloss at lunch room, restrooms, storage rooms or as otherwise noted.

Fire Sprinkler

         a) Provide standard office type system at Mid Tech and Warehouse office areas (both floors).




                                      X-1-6

Warehouse Curtains

         a) 6' deep measured from underside of roof sheathing. Smoke curtains made of 1/2" gyp. board on drywall frame or corrugated sheet metal with top and bottom angle stiffener. Seal all penetrations.

HVAC

         a) Rooftop package units as required for improved tenant areas and building lobby/core areas.

         b) Thermostats set points 55(degree)F, control heating no more than 70(degree)F and cooling not less than 78(degree)F.

         c) Ceiling supply and return diffusers, perforated face in 2x4 ceiling grid.

         d) Exhaust fans provided at all toilet rooms and mechanical rooms.

Tenant Office and Building Lobby/Core Lighting

         a) Double switch per Title 24, paired in double gang box, white plastic cover, 42" AFF. to switch centerline. 2x4 fluorescent fixture. Provide parabolic lens at lobby/core fixtures.

         b) Exit signs and internally illuminated, brushed stainless steel face.

Warehouse Lights

         a) 400 w. high pressure sodium aluminum high bay fixtures for 20 fc general warehouse lighting.

Outlets

         a) Power: 15 amps 125 volt specification grade duplex receptacle mounted vertically, 15" AFF. to centerline, white plastic coverplate.

         b) Telephone: Single gang box with mud ring and pull string, mounted vertically, 15" AFF. to centerline, coverplate by telephone company.

Elevator

         a) Two stop 2,500 lb. Capacity hydraulic passenger elevator with standard finished cab, finished elevator shaft, elevator equipment and necessary mechanical/electrical devices associated with the installation

Insulation

         a) Provide R-19 fiberglass batt insulation at the underside of roof structure directly over improved tenant office areas, and as required per acoustical analysis recommendations.




                                        X-1-7

                                   EXHIBIT X-2

                                    [GRAPHIC]




                                      X-1-8